                                                            Exhibit 10.31



--------------------------------------------------------------------------------


                              CREDIT AGREEMENT

                                    AMONG

                                P-COM, INC.,

                               AS THE BORROWER

                       UNION BANK OF CALIFORNIA, N.A.,

                           AS ADMINISTRATIVE AGENT

           BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

                            AS SYNDICATION AGENT

                        AND THE LENDERS PARTY HERETO


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* The Registrant agrees to furnish supplementally a copy of any omitted
  Exhibits, Attachments, and Schedules to the Commission upon request.

                               TABLE OF CONTENTS

                                                           Page

ARTICLE I

     DEFINITIONS..........................................   1
     1.1     Defined Terms................................   1
     1.2     Other Definitional Provisions................  11

ARTICLE II

     THE LOANS............................................  11
     2.1     The Revolving Loans..........................  11
     2.2     Repayment....................................  14
     2.3     Interest Rate and Payment Dates..............  15
     2.4     Continuation and Conversion Options..........  15
     2.5     Letters of Credit............................  16
     2.6     Security for Loans...........................  19

ARTICLE III

     GENERAL PROVISIONS CONCERNING THE LOANS..............  19
     3.1     Use of Proceeds..............................  19
     3.2     Post Maturity Interest.......................  19
     3.3     Computation of Interest and Fees.............  20
     3.4     Payments.....................................  20
     3.5     Payment on Non-Business Days.................  20
     3.6     Reduced Return...............................  20
     3.7     Indemnities..................................  21
     3.8     Funding Sources..............................  23
     3.9     Sharing of Payments, Etc.....................  23
     3.10    Inability to Determine Interest Rate.........  23
     3.11    Requirements of Law..........................  24
     3.12    Illegality...................................  25

ARTICLE IV

     CONDITIONS OF LENDING................................  25
     4.1     Conditions Precedent to Initial Loans........  25
     4.2     Conditions Precedent to Each Borrowing.......  27
     4.3     Conditions Precedent to Each Letter of Credit  28

ARTICLE V

     REPRESENTATIONS AND WARRANTIES.......................  29

     5.1     Representations and Warranties...............  29

ARTICLE VI

     COVENANTS............................................  33
     6.1     Affirmative Covenants........................  33
     6.2     Negative Covenants...........................  38

ARTICLE VII

     EVENTS OF DEFAULT....................................  44
     7.1     Events of Default............................  44

ARTICLE VIII

     THE AGENT AND THE ISSUING BANK.......................  46
     8.1  Authorization and Action........................  46
     8.2  Agent's Reliance, Etc...........................  47
     8.3  Union Bank of California, N.A. and Affiliates...  47
     8.4  Lender Credit Decision..........................  48
     8.5  Indemnification.................................  48
     8.6  Successor Agent.................................  48
     8.7  Syndication Agent...............................  49

ARTICLE IX

     MISCELLANEOUS........................................  49
     9.1  Amendments, Etc.................................  49
     9.2  Notices, Etc....................................  50
     9.3  Right of Setoff; Deposit Accounts...............  50
     9.4  No Waiver; Remedies.............................  50
     9.5  Costs and Expenses..............................  50
     9.6  Additional Lenders; Assignments; Participations.  51
     9.7  Audits of Collateral; Fees......................  52
     9.8  Effectiveness; Binding Effect; Governing Law....  53
     9.9  Waiver of Jury Trial............................  53
     9.10 Consent to Jurisdiction; Venue;
           Agent for Service of Process...................  54
     9.11 Alternative Dispute Resolution..................  54
     9.12 Entire Agreement................................  58
     9.13 Separability of Provisions......................  58
     9.14 Obligations Several.............................  58
     9.15 Survival of Certain Agreements..................  58
     9.16 Execution in Counterparts.......................  59

                               CREDIT AGREEMENT

     This Credit Agreement dated as of May 15, 1998 is entered into among P-Com, Inc., a Delaware corporation (the "Borrower"), the financial institutions named
                                   --------
on the signature pages hereof (each, a "Lender" and collectively the "Lenders"),
                                        ------                        -------
Union Bank of California, N.A., as administrative agent for the Lenders (the

"Agent"), and Bank of America National Trust and Savings Association, as
------
syndication agent (the "Syndication Agent").  The parties hereto agree as
                        -----------------
follows:

                                   RECITALS

     WHEREAS, the Borrower desires that the Lenders extend certain credit facilities to the Borrower for working capital, permitted acquisitions and other corporate purposes;

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrower, the Lenders, the Agent and the Syndication Agent agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.1  Defined Terms.  As used in this Agreement, the following terms have
          -------------
the following meanings:

          "Acquisition":  As defined in Section 6.2(i).
           -----------

          "Affiliate":  As applied to any Person, any Person directly or
           ---------
indirectly controlling, controlled by or under common control with, that Person. For the purposes of this definition, "control" (including with the correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

          "Agent":  As defined in the introductory paragraph of this Agreement.
           -----

          "Agreement":  This Credit Agreement, as amended, supplemented or
           ---------
modified from time to time.

          "Applicable Margin":  As defined in Exhibit E hereto.
           -----------------                  ---------

          "Base Rate":  The higher of (i) the rate of interest announced from
           ---------
time to time by Union Bank of California, N.A. as its Base Commercial Lending Rate and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate on the day prior to the date on which the Base Rate is to be determined. The Base Rate is a reference rate; the Agent and the Lenders may make loans at, above or below the Base Rate.

          "Base Rate Loans":  Loans hereunder at such time as they accrue
           ---------------
interest at a rate based upon the Base Rate.

          "Borrower":  As defined in the introductory paragraph of this
           --------
Agreement.

          "Borrowing":  As defined in Section 2.1.
           ---------

          "Business Day":  A day other than a Saturday, Sunday or day on which
           ------------
commercial banks in San Francisco, California are authorized or required by law to close.

          "Capital Lease":  As applied to any Person, any lease of any property
           -------------
(whether real, personal or mixed) by that Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person.

          "Code":  The California Uniform Commercial Code.
           ----

          "Commitment":  The obligation of each Lender to make Loans to the
           ----------
Borrower and to reimburse the Issuing Bank for the unreimbursed portion of Letters of Credit, each pursuant to Article II in the amount or amounts referred to therein. The term "Commitments" means all such obligations of the Lenders.
                       -----------

          "Commitment Fee Rate":  As defined in Exhibit E hereto.
           -------------------                  ---------

          "Consolidated Capital Expenditures":  For any period, the dollar
           ---------------------------------
amount of gross expenditures (including obligations under Capital Leases) incurred by the Borrower and its consolidated Subsidiaries during such period for fixed assets, real property, plant and equipment, and renewals, improvements and replacements thereto required to be included in "capital expenditures", "additions to property, plant or equipment" or comparable items in the consolidated statement of changes in financial position of the Borrower in conformity with GAAP, excluding, however, expenditures of insurance proceeds received as the result of damage or destruction of the property being replaced.

          "Consolidated Current Liabilities":  At any date of determination, the
           --------------------------------
sum, determined on a consolidated basis, of all liabilities of Borrower and its consolidated Subsidiaries which may properly be classified as current liabilities in accordance with GAAP, including, without limitation, all outstanding Loans and the Letter of Credit Usage under this Agreement.

          "Consolidated Debt":  At any date of determination, the sum,
           -----------------
determined on a consolidated basis, of all Debt of the Borrower and its consolidated Subsidiaries.


          "Consolidated EBITDA":  For any period, the net income of Borrower and
           -------------------
its consolidated Subsidiaries for such period plus, to the extent deducted in
                                              ----
computing such
consolidated net income, without duplication, the sum of (a) income tax expense,
(b) interest expense, (c) depreciation and amortization expense, (d) any extraordinary or non-recurring losses and (e) other noncash items reducing such consolidated net income, minus, to the extent added in computing such
                         -----
consolidated net income, without duplication, the sum for such period of (i) interest income, (ii) any extraordinary or non-recurring gains and (iii) other noncash items increasing such consolidated net income, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Funded Debt":  As of any date of determination, an
           ------------------------
amount equal to the sum of all Debt of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP pursuant to any agreement or instrument to which the Borrower or any of its Subsidiaries is party relating (without duplication) to the borrowing of money including, without limitation, any and all subordinated Debt, all Debt and the Letter of Credit Usage under this Agreement, purchase money Debt, all obligations in respect of Synthetic Leases, or Debt in respect of Capitalized Leases.

          "Consolidated Interest Expense":  For any period, the sum, determined
           -----------------------------
on a consolidated basis, of all interest expensed by the Borrower and its consolidated Subsidiaries during such period (including that attributable to Capital Leases in accordance with GAAP).

          "Consolidated Net Income":  For any period, the net income (or loss)
           -----------------------
after income taxes for such period of the Borrower and its consolidated Subsidiaries on a consolidated basis determined in accordance with GAAP.

          "Consolidated Operating Income":  For any period, the operating income
           -----------------------------
(or loss) for such period of the Borrower and its consolidated Subsidiaries on a consolidated basis determined in accordance with GAAP.

          "Consolidated Quick Assets":  At any date of determination, the total
           -------------------------
cash, marketable securities with maturities of less than one year, and net, billed accounts receivable of the Borrower and its consolidated Subsidiaries on a consolidated basis determined in accordance with GAAP.

          "Consolidated Tangible Net Worth":  At any date of determination, the
           -------------------------------
sum of the capital stock and additional paid-in capital plus retained earnings
                                                        ----
(or minus accumulated deficit) of the Borrower and its consolidated Subsidiaries minus intangible assets, on a consolidated basis determined in accordance with GAAP.

          "Contingent Obligation":  As applied to any Person, any direct or
           ---------------------
indirect liability, contingent or otherwise, of that Person (i) with respect to any Debt, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) with respect to any Interest Rate Agreement or Currency Agreement. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payment if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of that Person for the obligation of another through any agreement (contingent or otherwise) (x) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses
(x) or (y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

          "Currency Agreement":  As applied to any Person, any foreign exchange
           ------------------
contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect that Person against fluctuations in currency values.

          "Debt":  As applied to any Person, (i) all indebtedness for borrowed
           ----
money, including Subordinated Debt, (ii) that portion of obligations with respect to Capital Leases which is properly classified as a liability on a balance sheet in accordance with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services, (v) all obligations with respect to Synthetic Leases, and (vi) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that person. Obligations not yet due and payable under Interest Rate Agreements and Currency Agreements constitute Contingent Obligations and not Debt.

          "Dollars and $":  Dollars in lawful currency of the United States of
           -------------
America.

          "Employee Benefit Plan":  Any Pension Plan, any employee welfare
           ---------------------
benefit plan, or any other employee benefit plan which is described in Section 3(3) of ERISA and which is maintained for employees of the Borrower or any ERISA Affiliate of the Borrower.

          "Equity Issuance":  As applied to any Person, the sale or issuance by
           ---------------
such Person of (i) any capital stock of such Person, (ii) any options, warrants or other similar rights exercisable in respect of such capital stock, or (iii) any other security or instrument representing an equity interest (or the right to obtain an equity interest) in such Person.

          "ERISA":  The Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time and any successor statute.

          "Federal Funds Rate":  On any day, a fluctuating interest rate per
           ------------------
annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "Fee Letter":  That certain letter agreement dated as of the date of
           ----------
this Agreement, between Borrower and Union Bank of California, N.A., as Agent and Issuing Bank, regarding certain fees payable to the Agent and the Issuing Bank.

          "GAAP":  Generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.

          "Guarantor":  Each of (i) P-Com Network Services, Inc., a Delaware
           ---------
corporation, (ii) P-Com United Kingdom, Inc., a Delaware corporation, (iii) P-Com Finance Corporation, a Delaware corporation, (iv) Control Resources Corporation, a Delaware corporation, (v) Telematics, Inc., a Virginia corporation, and (vi) any Material Subsidiary which has delivered a guaranty to the Agent pursuant to Section 6.1(n).

          "Guaranty":  That certain Subsidiary Guaranty dated as of the date
           --------
hereof, executed by each Material Subsidiary in favor of the Agent.

          "Intellectual Property Security Agreement":  That certain Intellectual
           ----------------------------------------
Property Security Agreement dated as of the date hereof by and between Borrower and Agent.

          "Interest Payment Date":  As to any Base Rate Loan until payment in
           ---------------------
full, the last day of each March, June, September and December commencing on the first of such days to occur after such Base Rate Loan is made. As to any LIBO Rate Loan with an Interest Period of three months or less until payment in full, the last day of such Interest Period and the Maturity Date, and as to any LIBO Rate Loan with an Interest Period in excess of three months until payment in full, (i) the same day of each three months following the beginning of such Interest Period, (ii) the last day of such Interest Period and (iii) the Maturity Date.

          "Interest Period":  With respect to any LIBO Rate Loan:
           ---------------

          (i) initially, the period commencing on, as the case may be, the Borrowing or conversion date with respect to such LIBO Rate Loan and ending one, two, three, six, nine or twelve months thereafter as selected by the Borrower in its notice of Borrowing as provided in Section 2.1(b) or its notice of conversion as provided in Section 2.4; and

          (ii)      thereafter, each period commencing on the last day of
the next preceding Interest Period applicable to such LIBO Rate Loan and ending one, two, three, six, nine or twelve months thereafter as selected by the Borrower in its notice of continuation as provided in Section 2.4; provided,
                                                                   --------
that all of the foregoing provisions relating to Interest Periods are subject to the following:

                    (a) if any Interest Period for a LIBO Rate Loan would otherwise end on a day which is not a LIBO Business Day, that Interest Period shall be extended to the next succeeding LIBO Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding LIBO Business Day;

                    (b) the Borrower may not select an Interest Period with respect to any portion of principal of a LIBO Rate Loan which extends beyond a date on which the Borrower is required to make a scheduled payment of that portion of principal;

                    (c) the Borrower may not select an Interest Period of nine or twelve months without the prior consent of all Lenders, which consent may be granted or withheld in the sole discretion of such Lenders;

                    (d) there shall be no more than ten Interest Periods with respect to LIBO Rate Loans outstanding at any time.

          "Interest Rate Agreement":  As applied to any Person, an interest rate
           -----------------------
swap, cap or collar agreement or similar arrangement designed to protect that Person against fluctuations in interest rates.

          "Internal Revenue Code":  The Internal Revenue Code of 1986, as
           ---------------------
amended to the date hereof and from time to time hereafter.

          "Investment":  As applied to any Person, (i) any direct or indirect
           ----------
purchase or other acquisition of, or of a beneficial interest in, capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of, another Person, or (ii) any direct or indirect loan, extension of credit, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution to any other Person, including all indebtedness and accounts receivable from the other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustment for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

          "Issuing Bank":  Union Bank of California, N.A., as issuer of the
           ------------
Letters of Credit.

          "Lender":  As defined in the introductory paragraph of this Agreement.
           ------

          "Letter of Credit" or "Letters of Credit":  Any standby letter of
           ----------------      -----------------
credit or similar instrument issued or to be issued by the Issuing Bank for the account of the Borrower pursuant to Section 2.5 for the purpose of supporting the obligations of the Borrower permitted under this Agreement.

          "Letter of Credit Usage":  At any date of determination, the sum of
           ----------------------
(i) the maximum aggregate amount that is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding and (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Bank and not theretofore reimbursed by the Borrower.

          "LIBO Business Day":  A day which is a Business Day and a day on which
           -----------------
dealings in Dollar deposits may be carried out in the London interbank market.

          "LIBO Rate":  For each Interest Period (i) the rate of interest
           ---------
determined by the Agent at which U.S. dollar deposits for the relevant Interest Period and in the approximate amount of the relevant LIBO Rate Loan would be offered by the Agent to prime banks in the London interbank market as of 11:00 A.M. (London time) on the day which is two (2) LIBO Business Days prior to the first day of such Interest Period, divided by (ii) a number equal to 1.00 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBO Business Days prior to the beginning of such Interest Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as in effect at the time the Agent quotes the rate to the Borrower) for Eurocurrency funding of domestic assets (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) having a term equal to the relevant Interest Period which are required to be maintained by a member bank of such System (such rate to be adjusted to the next higher 1/16 of 1%).

          "LIBO Rate Loans":  Loans hereunder at such time as they accrue
           ---------------
interest at a rate based upon the LIBO Rate.

          "Lien":  Any lien, mortgage, deed of trust, pledge, security interest,
           ----
charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

          "Loan Documents":  This Agreement, the Notes, each letter of credit
           --------------
application, the Security Agreement, the Fee Letter, Financing Statements (Forms UCC-1), the Intellectual Property Security Agreement, the Guaranty, the Subsidiary Pledge and Security Agreement, the Subsidiary Intellectual Property Security Agreements and all other documents delivered by any Loan Party to the Agent, the Issuing Bank or any Lender in connection with this Agreement and/or the credit extended hereunder.

          "Loan Party":  The Borrower and each Guarantor.
           ----------

          "Loans":  Revolving Loans made to the Borrower pursuant to Section
           -----
2.1.

          "Majority Lenders":  As of any date of determination, Lenders owed
           ----------------
66.667% of the then aggregate unpaid principal amount of the Notes, or, if no principal amount of the Notes is outstanding, then Lenders having 66.667% of the Commitments.

          "Material Adverse Effect":  A material adverse effect on (a) the
           -----------------------
business, assets, operations, prospects or financial or other condition of the Borrower, individually, or the Borrower and its Subsidiaries, taken as a whole;
(b) the ability of Borrower to pay or perform in accordance with the terms of this Agreement or any Loan Document; or (c) the rights and remedies of Agent or any Lender under this Agreement or any of the Loan Documents.

          "Maturity Date":  April 30, 2001.
           -------------

          "Material Subsidiary":  Any Subsidiary having a net worth or annual
           -------------------
revenues of at least Ten Million Dollars ($10,000,000).

          "Net Proceeds":  With respect to any Equity Issuance, the gross
           ------------
proceeds received by the issuer from the issuance less all legal and accounting expenses, commissions and other fees and expenses incurred or to be incurred and all federal, state, local and foreign taxes assessed in connection therewith.

          "Note" and "Notes":  The Revolving Notes.
           ----       -----

          "Permitted Liens":  The following types of Liens:
           ---------------

               (i) Liens for taxes, assessments or governmental charges or claims (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA) to the extent not yet delinquent or being contested in good faith and for which appropriate reserves have been made in accordance with GAAP;

               (ii) statutory Liens of landlords and statutory Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business securing obligations that are not yet delinquent or are being contested in good faith and for which appropriate reserves have been made in accordance with GAAP;

               (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

               (iv) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not interfering in any material respect with the use or value of such property;

               (v) any attachment or judgment Lien not constituting an Event of Default under Section 7.1(h); and

               (vi) Liens not prior to the Lien of the Lenders which constitute rights of set-off of a customary nature or bankers' Lien with respect to amounts on deposit, arising by operation of law.

          "Person":  An individual, partnership, corporation, business trust,
           ------
joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

          "Potential Event of Default":  A condition or event which, after
           --------------------------
notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

          "Receivables Facility":  That certain Receivables Purchase Agreement
           --------------------
dated as of March 26, 1998 by and between Borrower and Wells Fargo HSBC Trade Bank N.A., as the same may from time to time be modified, supplemented, amended, restated, extended, renewed, or replaced in a manner no less favorable to Lenders or with the prior written consent of all Lenders.

          "Regulations G, T, U and X":  Regulations G, T, U and X, respectively,
           -------------------------
promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time, and any successors thereto.

          "Revolving Commitment":  The amount of Fifty Million Dollars
           --------------------
($50,000,000) as such amount may be reduced pursuant to Section 2.1(e).

          "Revolving Loans":  As defined in Section 2.1(a).
           ---------------

          "Revolving Note":  As defined in Section 2.1(c).
           --------------

          "S.E.C.":  The United States Securities and Exchange Commission and
           ------
any successor institution or body which performs the functions or substantially all of the functions thereof.

          "Security Agreement":  The Security Agreement dated as of even date
           ------------------
herewith, between the Borrower and the Agent.

          "Solvent":  As to any Person at any time, that (a) the fair value of
           -------
the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the United States Bankruptcy Code and, in the alternative, for purposes of the California Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and mature; (c) such Person is able to pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction for which such Person's property would constitute unreasonably small capital.

          "Subordinated Debt":  Any Debt of the Borrower which is subordinated
           -----------------
in right of payment to the obligations hereunder.

          "Subsidiary":  A corporation, partnership, association, joint venture
           ----------
or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof are at the time owned, directly, or indirectly through one or more intermediaries, or both, by the Borrower.

          "Subsidiary Intellectual Property Security Agreements":  Those certain
           ----------------------------------------------------
Intellectual Property Security Agreements, each dated as of the date hereof, by and between the Agent and each of the Guarantors.

          "Subsidiary Pledge and Security Agreement":  That certain Subsidiary
           ----------------------------------------
Pledge and Security Agreement dated as of the date hereof, by and among each of the Guarantors and the Agent.

          "Synthetic Lease":  As applied to any Person, obligations of such
           ---------------
Person, contingent or otherwise, under any lease of property or related documents (including a separate purchase agreement) which provide that such Person must purchase or cause another to purchase any interest in the leased property and thereby guarantee a minimum residual value of the leased property to the lessor.

     1.2  Other Definitional Provisions.
          -----------------------------

          (a) All terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms not defined in
Section 1.1, and accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP. In the event that GAAP changes during the term of this Agreement such that the financial covenants contained in Sections 6.2(a) through (e) would then be calculated in a different manner or with different components, (i) the Borrower and the Lenders agree to negotiate to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating the Borrower's financial condition to substantially the same criteria as were effective prior to such change in GAAP and (ii) the Borrower shall be deemed to be in compliance with the financial covenants contained in such Sections, pending reaching agreement on such amendment, following any such change in GAAP if and to the extent that the Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such change.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

          (d) The terms defined in Section 1.1 include the plural as well as the singular. Pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms. The terms "includes" and "including" shall not be construed to imply any limitation.


                                  ARTICLE II

                                   THE LOANS

     2.1  The Revolving Loans.
          -------------------

          (a)    The Revolving Commitment. Each Lender agrees, severally and not
                 ------------------------
jointly, on the terms and conditions hereinafter set forth, to make loans ("Revolving Loans") to the Borrower from time to time during the period from the
  ---------------
date hereof to and including the Maturity Date in an aggregate amount not to exceed the amount set opposite such Lender's name on the signature pages hereof, as such amount may be reduced pursuant to Section 2.1(e), provided, that no Lender shall be obligated on any date to make a Loan which, when added to the aggregate principal amount of outstanding Revolving Loans on such date plus the Letter of Credit Usage, would exceed the Revolving Commitment then in effect. Each borrowing under this Section (a "Borrowing") shall be in a minimum amount
                                      ---------
of $1,000,000. Each Borrowing shall be made on the same day by the
Lenders ratably according to their respective Commitments. Within the limits of the Revolving Commitment and prior to the Maturity Date, the Borrower may borrow, repay pursuant to Section 2.2(b) and reborrow under this Section, provided, however, that at no time shall the aggregate principal
--------  -------
amount of outstanding Revolving Loans plus the Letter of Credit Usage then in effect exceed the Revolving Commitment then in effect.

          (b)    Making the Revolving Loans.
                 --------------------------

                 (i) The Borrower may borrow under the Revolving Commitment on any Business Day if the Borrowing is to consist of a Base Rate Loan and on any LIBO

Business Day if the Borrowing is to consist of a LIBO Rate Loan, provided that
                                                                 --------
the Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 10:00 A.M., San Francisco time) (i) three (3) LIBO Business Days prior to the requested Borrowing date in the case of a LIBO Rate Loan, and (ii) one (1) Business Day prior to the requested Borrowing date in the case of a Base Rate Loan, specifying (A) the amount of the proposed Borrowing, (B) the requested date of the Borrowing, (C) whether the Borrowing is to consist of a LIBO Rate Loan or a Base Rate Loan, and (D) if the Loan is to be a LIBO Rate Loan, the length of the Interest Period therefor. Promptly following receipt of such notice, the Agent shall notify each Lender of the date of the Loan, whether the Loan will be a Base Rate Loan or a LIBO Rate Loan, the amount of that Lender's pro rata share of the Loan and, if the Loan is a LIBO Rate Loan, of the applicable Interest Period. Not later than 2:00 P.M., San Francisco time, on the date specified for any Loan, each Lender shall deposit immediately available funds in the amount of its pro rata share of the Loan to the account of the Agent set forth on the signature pages hereof. Upon satisfaction of the applicable conditions set forth in Article IV, the Agent will make available the proceeds of all such Loans to the Borrower by crediting the account of the Borrower on the books of the Agent, or as otherwise directed by the Borrower.

                 (ii) The notice of Borrowing may be given orally (including telephonically) or in writing (including telex or facsimile transmission);

provided that any oral notice shall be confirmed in writing on the same Business
--------
Day and all written notices and confirmation shall be in the form of the Notice of Revolving Loan attached hereto as Exhibit B. Any conflict regarding a notice
                                     ---------
or between an oral notice and a written notice applicable to the same Borrowing shall be conclusively determined by the Agent's books and records absent manifest error. The Agent's failure to receive any written notice of a particular Borrowing made on oral notice shall not relieve the Borrower of its obligations to repay the Borrowing made and to pay interest thereon. The Agent shall not incur any liability to the Borrower in acting upon, and shall be entitled to rely upon, any notice of Borrowing, or any notice of interest rate conversion or extension or regarding any Letter of Credit, which the Agent believes in good faith to have been given by a Person duly authorized to borrow on behalf of the Borrower.

                 (iii) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (1) of this Section 2.1(b) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's pro rata share of such Borrowing for purposes of this Agreement. The failure of any Lender to make available its pro rata share of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder, to make available its pro rata share of such Borrowing on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make available its pro rata share of any Borrowing on the date of any Borrowing.

          (c)    Revolving Notes. The Revolving Loans made by the Lenders
                 ---------------
pursuant hereto shall be evidenced by promissory notes of the Borrower, substantially in the form of Exhibits A-1 and A-2 hereto, with appropriate
                             --------------------
insertions (the "Revolving Notes"), payable to the order of each Lender and
                 ---------------
representing the obligation of the Borrower to pay the aggregate unpaid principal amount of all Revolving Loans made by that Lender, with interest thereon as prescribed in Section 2.3. Each Lender is hereby authorized to record in its books and records and on any schedule annexed to its Revolving Note, the date and amount of each Revolving Loan made by that Lender, and the date and amount of each payment of principal thereof, and in the case of LIBO Rate Loans, the Interest Period and interest rate with respect thereto and any such recordation shall constitute prima facie evidence of the accuracy of the
                             ----- -----
information so recorded; provided that failure by any Lender to effect such
                         --------
recordation shall not affect the Borrower's obligations hereunder. Prior to the transfer of a Revolving Note, the transferring Lender shall record such information on any schedule annexed to and forming a part of such Revolving Note.

          (d)    Commitment Fee. The Borrower agrees to pay to the Agent for the
                 --------------
ratable benefit of the Lenders a commitment fee on the average daily unused portion of the Revolving Commitment, from the execution date of this Agreement until the Maturity Date at the applicable Commitment Fee Rate per annum set forth in Exhibit E hereto (the "Commitment Fee"), payable in arrears on the last
         ---------
day of each calendar quarter commencing on the first such date occurring after the date of this Agreement, and on the Maturity Date. The Commitment Fee shall be calculated on the basis of a 360-day year for the actual days elapsed, and shall be non-refundable. For the purposes of calculating the Commitment Fee, the Letter of Credit Usage shall be deemed a usage of the Revolving Commitment.

          (e)    Reduction of Revolving Commitment. The Revolving Commitment
                 ---------------------------------
shall be permanently and automatically reduced (i) within one (1) Business Day of the date on which Borrower or any Material Subsidiary receives any cash proceeds from the incurrence, issuance or sale by Borrower or any Material Subsidiary of any Debt (other than Debt permitted under Section 6.2), by an amount equal to 100% of the cash proceeds received by Borrower or any Material Subsidiary from such incurrence, issuance or sale, net of all taxes applicable to and customary fees, commissions, costs and other expenses incurred in connection with such issuance or sale; and (ii) within one (1) Business Day of the date on which Borrower or any of its Subsidiaries receives any cash proceeds from the sale, transfer or other disposition of any assets of Borrower or any Subsidiaries (other than (x) inventory disposed of in the ordinary course of business, or of worn-out or obsolete assets, (y) sales of receivables under the Receivables Facility and (z) sales of equipment in connection with the lease financing thereof within 60 days after the acquisition thereof), by an amount equal to 100% of the cash proceeds received by Borrower or any Subsidiary from such sale, transfer or disposition, net of selling expenses (including Borrower's good faith estimate of income tax liabilities incurred in connection with the receipt of such proceeds) ("Asset Sale Proceeds");

provided that if Borrower shall deliver a certificate of a responsible officer
--------
of Borrower to the Agent promptly following receipt of any such proceeds setting forth the intention of Borrower or the applicable Subsidiary to use any portion of such proceeds to purchase assets useful in the business of Borrower or the applicable Subsidiary within 6 months of such receipt, such portion of such proceeds shall not constitute Asset Sale Proceeds except to the extent not so used within such 6-month period.

          (f)    Fees.  From time to time, Borrower shall pay to the Agent non-
                 ----
refundable fees as specified in the Fee Letter.


     2.2  Repayment.
          ---------

          (a)    Mandatory Repayments.  The aggregate principal amount of the
                 --------------------
Revolving Loans outstanding on the Maturity Date, together with accrued interest thereon and any other amounts due under this Agreement, shall be due and payable in full on the Maturity Date. At any time the sum of the aggregate principal amount of outstanding Revolving Loans plus the Letter of Credit Usage exceeds the Revolving Commitment then in effect, the Borrower shall immediately repay the Revolving Loans in an amount equal to the excess.

          (b)    Optional Prepayment.  Subject to Section 3.7(b), the Borrower
                 -------------------
may at its option prepay the Loans, in whole or in part, at any time and from time to time, provided that the Agent shall have received from the Borrower
              --------
notice of any such prepayment at least one (1) Business Day prior to the date of the proposed prepayment if such date is not the last day of the then current Interest Period for each Loan being prepaid, in each case specifying the date and the amount of prepayment. Partial prepayments hereunder shall be in an aggregate principal amount of the lesser of (a) $1,000,000 and (b) the outstanding balance of the Loan being prepaid .

     2.3  Interest Rate and Payment Dates.
          -------------------------------

          (a)    Payment of Interest.  Interest with respect to each Loan shall
                 -------------------
be payable in arrears on each Interest Payment Date for such Loan, on the Maturity Date and on the date of any prepayment.

          (b)    Base Rate Loans.  Except as otherwise provided in Section 3.2,
                 ---------------
Revolving Loans which are Base Rate Loans shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Base Rate plus the Applicable Margin.

          (c)    LIBO Rate Loans.  Except as otherwise provided in Section 3.2,
                 ---------------
Revolving Loans which are LIBO Rate Loans shall bear interest for each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the LIBO Rate determined for such Interest Period in accordance with the terms hereof plus the Applicable Margin.

     2.4  Continuation and Conversion Options.  The Borrower may elect from
          -----------------------------------
time to time to convert its outstanding Loans from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis by giving the Agent irrevocable notice prior to 10:00 A.M. San Francisco time (i) at least one (1) Business Day prior to an election to convert Loans to Base Rate Loans and (ii) at least three
(3) LIBO Business Days' prior irrevocable notice of an election to convert Loans to LIBO Rate Loans, provided that any conversion of Loans other than Base Rate
                    --------
Loans shall only be made on the last day of an Interest Period with respect thereto, provided, further that no Loan may be converted to a Loan other than a
         --------  -------
Base Rate Loan so long as an Event of Default or Potential Event of Default has occurred and is continuing. The Borrower may elect from time to time to continue its outstanding Loans other than Base Rate Loans upon the expiration of the Interest Period(s) applicable thereto by giving to the Agent at least three
(3) LIBO Business Days' prior irrevocable notice of continuation of a LIBO Rate Loan and the succeeding Interest Period(s) of such continued Loan or Loans will commence on the last day of the Interest Period of the Loan to be continued, provided that no Loan may be continued as a Loan other than a Base Rate Loan so
--------
long as an Event of Default or Potential Event of Default has occurred and is continuing. Each notice electing to convert or continue a Loan shall be in the form of Exhibit C hereto, and shall specify: (i) the proposed
        ---------
conversion/continuation date; (ii) the amount of the Loan to be converted/continued; (iii) the nature of the proposed continuation/conversion; and (iv) in the case of a conversion to, or continuation of, a Loan other than a Base Rate Loan, the requested Interest Period, and shall certify that no Event of Default or Potential Event of Default has occurred and is continuing. On the date on which such conversion or continuation is being made each Lender shall take such action as is necessary to effect such conversion or continuation. In the event that no notice of continuation or conversion is received by the Agent with respect to outstanding Loans other than Base Rate Loans, upon expiration of the Interest Period(s) applicable thereto, such Loans shall continue with Interest Periods having the same duration as the expiring Interest Periods. Subject to the limitations set forth in this Section and in the definition of Interest Period, all or any part of outstanding Loans may be converted or continued as provided herein, provided that partial conversions or
                              --------
continuations with respect to Loans other than Base Rate Loans shall be in an aggregate minimum amount of $1,000,000.

     2.5  Letters of Credit
          -----------------

          (a)    Letters of Credit.  The Borrower may request from time to time
                 -----------------
during the period from the date hereof through the Maturity Date that the Issuing Bank issue Letters of Credit for the account of the Borrower, provided
                                                                      --------
that (i) Borrower shall not request that the Issuing Bank issue any Letter of Credit, if after giving effect to such issuance, the sum of the aggregate principal amount of outstanding Revolving Loans plus the Letter of Credit Usage exceeds the Revolving Commitment then in effect, (ii) in no event shall the Issuing Bank issue any Letter of Credit having an expiration date (x) later than 30 days prior to the Maturity Date or (y) more than one year from the date of issuance or amendment, whichever is later, and (iii) Borrower shall not request any Letter of Credit, if after giving effect to such issuance, the Letter of Credit Usage exceeds Twenty Million Dollars ($20,000,000) or any regulatory, legal or internal limit on the Issuing Bank's ability to issue the requested Letter of Credit.

          (b)    Request for Issuance; Payments Under Letters of Credit.
                 ------------------------------------------------------
Whenever the Borrower requests that the Issuing Bank issue a Letter of Credit, it shall deliver to the Issuing Bank an executed application for such Letter of Credit in the form customarily required by the Issuing Bank and the form of the Letter of Credit requested, together with such other information or materials as the Issuing Bank may request with respect to such Letter of Credit no later than 10:00 A.M., San Francisco time, at least three (3) Business Days in advance of the proposed date of issuance. IN DETERMINING WHETHER TO PAY UNDER ANY LETTER OF CREDIT, THE ISSUING BANK SHALL BE RESPONSIBLE ONLY TO DETERMINE THAT THE DOCUMENTS AND CERTIFICATES REQUIRED TO BE DELIVERED UNDER THAT LETTER OF CREDIT HAVE BEEN DELIVERED AND THAT THEY COMPLY ON THEIR FACE WITH THE REQUIREMENTS OF THAT LETTER OF CREDIT.

          (c)    Issuance of Letters of Credit.  Upon the satisfaction of all
                 ------------------------------
relevant conditions set forth in Section 4.3, and provided that the issuance of such Letter of Credit would not violate any internal policy of the Issuing Bank at the time such issuance is requested, the Issuing Bank in respect of a requested Letter of Credit shall issue a Letter of Credit by delivering the Letter of Credit to the beneficiary, and shall promptly notify the Agent and each Lender of the amount and terms thereof. If the Issuing Bank declines to issue the requested Letter of Credit, it shall promptly so notify the Borrower and the Borrower shall withdraw its application therefor.

          (d)    Participation by Lenders in Letters of Credit.  Upon the
                 ---------------------------------------------
issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably purchased from the Issuing Bank, without recourse to or warranty from the Issuing Bank, a pro rata undivided participation in the Letter of Credit, in an amount equal to the face amount of the Letter of Credit multiplied by that Lender's ratable share of the Revolving Commitment.

          (e)    Reimbursement of Amounts Drawn Under Letter of Credit.  The
                 ------------------------------------------------------
Issuing Bank shall notify the Borrower and the Agent of each request for a drawing under a Letter of Credit, and the Borrower shall reimburse the Issuing Bank for such amount in immediately available funds prior to 11:00 A.M., San Francisco time, on the date of the drawing. In the event that the Borrower shall fail to so reimburse the Issuing Bank, the Issuing Bank shall promptly notify the Agent who shall promptly notify each Lender. Prior to 2:00 P.M., San Francisco time, on the date of such notice, each Lender shall make a payment under its participation in such Letter of Credit (which, except as provided in Section 2.5(f)(ii), shall constitute a Revolving Loan to the Borrower) in an amount equal to that Lender's ratable share of the unreimbursed amount of such drawing, by depositing immediately available funds in such amount to the account of the Agent set forth on the signature pages hereof. The Agent shall promptly pay to the Issuing Bank the proceeds of such Revolving Loans, which shall be used by the Issuing Bank to repay the unreimbursed amount. Such Revolving Loans shall be evidenced by the Revolving Notes and shall initially be Base Rate Loans. The obligation of each Lender to reimburse the Issuing Bank is absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Bank for the amount of any payment made by the Issuing

Bank under any Letter of Credit as set forth herein. If any Lender fails to make available to the Agent the amount of such Lender's participation in such Letter of Credit as provided above, the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon, for each day from the date of notice to such Lender to the date such amount is paid to the Issuing Bank at rate which is at all times equal to Federal Funds Rate.

          (f)    Compensation.  The Borrower agrees to pay the following
                 -------------
amounts to the Agent with respect to Letters of Credit:

                 (i) with respect to each Letter of Credit, a Letter of Credit fee for the period from and including the date of issuance of the Letter of Credit to and including the date such Letter of Credit is drawn in full, expires or is terminated for the ratable benefit of the Lenders at a rate per annum equal to the Applicable Margin for LIBO Rate Loans multiplied by the stated amount of the Letter of Credit, payable on the date of issuance of the Letter of Credit for the period from the date of issuance to the last day of the next occurring March, June, September and December, and thereafter payable quarterly in arrears on the last day of each March, June, September and December;

                 (ii) with respect to drawings made under any Letter of Credit, to the extent a Revolving Loan is not made to reimburse the Issuing Bank for each such drawing, or the Issuing Bank is not otherwise reimbursed for any reason, interest, for the ratable benefit of the Lenders, payable on demand, on the amount paid by the Issuing Bank in respect of each such drawing from the date of the drawing through the date such amount is reimbursed the Borrower at a rate which is at all times equal to two percent (2%) per annum in excess of the Base Rate in effect from time to time ;

                 (iii) with respect to the amendment or transfer of each Letter of Credit and each drawing made thereunder, for the account of the Issuing Bank, documentary and processing charges in accordance with the Issuing Bank's standard schedule for such charges in effect at the time of amendment, transfer or drawing, as the case may be;

                 (iv) with respect to each Letter of Credit, payable on the date of issuance of such Letter of Credit, a non-refundable Letter of Credit fee for the account of the Issuing Bank as specified in the Fee Letter.

          (g)    Obligations Absolute.  The obligations of the Borrower to
                 ---------------------
reimburse the Issuing Bank for drawings made under each Letter of Credit and the obligation of the Lenders under Section 2.5(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including the following circumstances:

                 (i) any lack of validity or enforceability of any Letter of Credit;

                 (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against the beneficiary or any transferee of the Letter of

Credit (or any persons or entities for whom any such transferee may be acting), the Agent or any Lender or any other person or entity, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower and the beneficiary for which the Letter of Credit was procured);

                 (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                 (iv) payment against any draft, document or other demand for payment that does not comply with the terms of the Letter of Credit, provided that such payment does not constitute gross negligence or willful misconduct on the part of the Issuing Bank; or

                 (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

          (h)    Payments Avoided.  If any payment received on account of any
                 ----------------
reimbursement obligation in respect of a Letter of Credit and distributed to a Lender as a participant under this Section 2.5 is thereafter set aside, avoided or recovered from the Issuing Bank in connection with any receivership, liquidation, reorganization or bankruptcy proceeding relating to the Borrower, each Lender that received a distribution in respect of such payment shall, upon demand by the Agent, pay to the Issuing Bank the amount of such distribution received by such Lender.

     2.6  Security for Loans.  As security for the payment and performance of
          ------------------
its obligations hereunder, the Borrower hereby grants to the Agent as collateral agent for the Lenders a first priority security interest (subject to Permitted Liens or other Liens permitted under this Agreement) in all of the Borrower's right, title and interest in and to the collateral described in the security agreement executed by the Borrower in favor of the Agent as collateral agent for the Lenders.

                                  ARTICLE III

                    GENERAL PROVISIONS CONCERNING THE LOANS

     3.1  Use of Proceeds.  The proceeds of the Loans hereunder shall be used by
          ---------------
the Borrower for working capital and Acquisitions permitted under this Agreement, and for general corporate purposes.

     3.2  Post Maturity Interest.  Notwithstanding anything to the contrary
          ----------------------
contained in Section 2.3, if all or a portion of the principal amount of any of the Loans made hereunder or any interest accrued thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), any such overdue amount shall bear interest at a rate per annum which is equal to the greater of (a) two percent (2%) above the highest rate which would otherwise be applicable pursuant to Section 2.3 and (b) two percent (2%) above the Base Rate, from the date of such nonpayment until paid in full (after as well as before judgment), payable on demand. In addition, such Loan, if a Loan other than a Base Rate Loan, shall be converted to a Base Rate Loan at the end of the then current Interest Period therefor.

     3.3  Computation of Interest and Fees.
          --------------------------------

          (a)    Calculations.  Interest in respect of Base Rate Loans when the
                 ------------
Base Rate is determined by Union Bank of California N.A.'s "Base Commercial Lending Rate" shall be calculated on the basis of a 365 day year for the actual days elapsed, and otherwise shall be calculated on the basis of a 360 day year for the actual days elapsed. Interest in respect of LIBO Rate Loans, and all fees hereunder, shall be calculated on the basis of a 360 day year for the actual days elapsed. Interest payable pursuant to Section 2.5 shall be calculated on the basis of a 360 day year for the actual days elapsed. Any change in the interest rate on a Base Rate Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate shall become effective. In computing interest on any Loan, the date of the making of the Loan shall be included and the date of payment shall be excluded; provided that if a Loan is repaid on the same day
                              --------
on which it is made, one day's interest shall be paid on that Loan.

          (b)    Determination by Agent.  Each determination of an interest
                 ----------------------
rate or fee by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error.

     3.4  Payments.  The Borrower shall make each payment of principal, interest
          --------
and fees hereunder and under the Notes, without setoff or counterclaim, not later than 10:00 A.M., San Francisco time, on the day when due in lawful money of the United States of America to the Agent at the office of the Agent designated from time to time in immediately available funds. The Borrower hereby authorizes the Agent with notice to the Borrower (i) to charge its accounts with the Agent in order to cause payment to be made to the Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose), and (ii) to make Revolving Loans in order to cause payment to be made to Agent of all interest, fees and expenses due hereunder. The Agent shall promptly provide notice to the Borrower of any charge or the making of any such Revolving Loan. The Agent shall promptly pay to each Lender its pro rata share of each payment received by the Agent.

     3.5  Payment on Non-Business Days.  Whenever any payment to be made
          ----------------------------
hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     3.6  Reduced Return.  If any Lender or the Issuing Bank shall reasonably
          --------------
have determined that, after the date hereof, the adoption of any applicable law, regulation, rule or regulatory requirement ("Requirement") regarding capital
                                             -----------
adequacy, or any change therein, or
any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or the Issuing Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any Lender's or the Issuing Bank's capital as a consequence of its undrawn Commitments and obligations hereunder, the Letters of Credit issued hereunder or its obligation to purchase a participation in the Letters of Credit to a level below that which would have been achieved but for such Requirement, change or compliance (taking into consideration that Lender's or the Issuing Bank's, as the case may be, policies with respect to capital adequacy) by an amount deemed by that Lender or the Issuing Bank, as the case may be, to be material, then from time to time, within five (5) Business Days after demand by such Lender or the Issuing Bank, as the case may be, the Borrower shall pay to that Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate that Lender or the Issuing Bank, as the case may be, for such reduction.

     3.7  Indemnities.
          -----------

          (a)    General.  Whether or not the transactions contemplated hereby
                 -------
shall be consummated, the Borrower agrees to indemnify, pay and hold the Agent, the Issuing Bank and each Lender, and the shareholders, officers, directors, employees and agents of the Agent, the Issuing Bank and each Lender (each, an

"Indemnified Person"), harmless from and against any and all claims,
-------------------
liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees and costs (including the reasonable estimate of the allocated cost of in-house legal counsel and staff) and including costs of investigation, document production, attendance at a deposition, or other discovery, with respect to or arising out of (i) any proposed acquisition by the Borrower or any of its Subsidiaries of any Person or any securities (including a self-tender),
(ii) this Agreement or any other Loan Document or any use of proceeds hereunder,
(iii) the issuance of any Letter of Credit or the failure by the Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission of any government or governmental authority, or (iv) any claim, demand, action or cause of action arising from any of the foregoing being asserted against the Agent, any Lender, the Borrower or any of its Subsidiaries, whether or not any Indemnified Person is a party thereto, including, without limitation, any claim under any environmental law, rule or regulation, or any dispute between or among any parties to the Loan Documents (collectively, the "Indemnified Liabilities"),
                                                      -----------------------
except to the extent such Indemnified Liabilities result from the gross negligence or willful misconduct of such Indemnified Person. If any claim is made, or any action, suit or proceeding is brought, against any Indemnified Person pursuant to this Section, the Indemnified Person shall notify the Borrower of such claim or of the commencement of such action, suit or proceeding, and the Borrower at its option may, or at the request of the Indemnified Person will, control and direct the defense of such action, suit or proceeding, employing counsel selected by the Borrower and reasonably satisfactory to the Indemnified Person, and pay the reasonable fees and expenses of such counsel; provided, however, that any Indemnified Person may at its own
                 --------  -------
expense retain separate counsel to participate in such defense. Notwithstanding the foregoing, such Indemnified Person shall have the right to employ separate counsel at the Borrower's expense and to control and direct its own defense of such action, suit or proceeding if, in the reasonable opinion of counsel to such Indemnified Person, (i) there are or may be legal defenses available to such Indemnified Person or to other Indemnified Persons that are different from or additional to those available to the Borrower that the Borrower cannot assert, or (ii) a conflict or potential conflict exists between the Borrower and such Indemnified Person that would make such separate representation advisable. The Borrower agrees that it will not, without the prior written consent of the Agent, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding with respect to which the indemnification provided for in this Section is available (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Agent and each other Indemnified Person from all liability arising or that may arise out of such claim, action, suit or proceeding. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 3.7 may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by any Indemnified Person. This covenant shall survive termination of this Agreement and payment of the outstanding Notes.

          (b)    Funding Losses.  The Borrower agrees to indemnify each Lender
                 --------------
and to hold each Lender harmless from any loss or expense including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its LIBO Rate Loans hereunder, which such Lender may sustain or incur as a consequence of
(i) default by the Borrower in payment of the principal amount of or interest on the LIBO Rate Loans of that Lender, (ii) default by the Borrower in making a conversion or continuation after the Borrower has given a notice thereof, (iii) default by the Borrower in making any payment after the Borrower has given a notice of payment or (iv) the Borrower making any payment of a LIBO Rate Loan on a day other than the last day of the Interest Period for such Loan. For purposes of this Section and Section 3.12, it shall be assumed that the affected Lender had funded or would have funded 100%, as the case may be, of a LIBO Rate Loan in the London interbank market for a corresponding amount and term. The determination of such amount by such Lender shall be presumed correct in the absence of manifest error. This covenant shall survive termination of this Agreement and payment of the outstanding Notes.

          (c)    Letters of Credit.  As between the Borrower and the Issuing
                 ------------------
Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;
(iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and
(viii) for any consequences arising from causes beyond the control of the Issuing Bank, including any act or omission by any government or governmental authority. None of theabove shall affect, impair, or prevent the vesting of any of the Issuing Bank's rights or powers hereunder. In furtherance and extension and not in limitation of the specific provisions set forth herein, any action taken or omitted by the Issuing Bank, under or in connection with the Letters of Credit or the related certificates, if taken or omitted in good faith, shall not put the Issuing Bank under any resulting liability to the Borrower. Notwithstanding the foregoing, Issuing Bank shall not be relieved of any liability it may otherwise have as a result of its gross negligence or willful misconduct.

     3.8  Funding Sources.  Nothing in this Agreement shall be deemed to
          ---------------
obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     3.9  Sharing of Payments, Etc.  If any Lender shall obtain any payment
          -------------------------
(whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans owing to it in excess of its ratable share of payments on account of the Loans obtained by all the Lenders, then such Lender shall forthwith purchase from the other Lenders such participations in the Loans owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if
                                                    -------- --------
all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.9 or any other provision of this Agreement may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right to set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     3.10 Inability to Determine Interest Rate.  In the event that the Agent
          ------------------------------------
or any Lender shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the LIBO Rate applicable pursuant to Section 2.3 for any Interest Period with respect to a LIBO Rate Loan that will result from a requested LIBO Rate Loan or that such rate of interest does not adequately cover the cost of funding such Loan, the Agent or such Lender shall forthwith give notice of such determination to the Borrower not later than 1:00 P.M., San Francisco time, on the requested

Borrowing date, the requested conversion date or the last day of an Interest Period of a Loan which was to have been continued as a LIBO Rate Loan. If such notice is given and has not been withdrawn (i) any requested LIBO Rate Loan shall be made as a Base Rate Loan, or, at the Borrower's option, such Loan shall not be made, (ii) any Loan that was to have been converted to a LIBO Rate Loan shall be continued as, or converted into, a Base Rate Loan and (iii) any outstanding LIBO Rate Loan shall be converted, on the last day of the then current Interest Period with respect thereto, to a Base Rate Loan. Until such notice has been withdrawn by the Agent, no further LIBO Rate Loans shall be made and the Borrower shall not have the right to convert a Loan to a LIBO Rate Loan. The Agent will review the circumstances affecting the London interbank market from time to time and the Agent will withdraw such notice at such time as it shall determine that the circumstances giving rise to said notice no longer exist.

     3.11    Requirements of Law.  In the event that any change after the date
             -------------------
hereof in any law, regulation or directive or in the interpretation or application thereof or compliance by any Lender or the Issuing Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality not in effect on the date hereof:

             (a) does or shall subject any Lender or the Issuing Bank to any tax of any kind whatsoever (other than any income or franchise tax) with respect to this Agreement, any Note or any Loan made hereunder, or any Letter of Credit issued hereunder, or change the basis of taxation of payments to any Lender or the Issuing Bank of principal, fee, commission, interest or any other amount payable hereunder (except for changes in the rate or amount of any income or franchise tax imposed on such Lender or the Issuing Bank);

             (b) does or shall impose, modify or hold applicable any reserve, assessment rate, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, Letters of Credit issued by, or other credit extended by, or any other acquisition of funds by, any office of any Lender or the Issuing Bank;

             (c) does or shall impose on any Lender or the Issuing Bank any other condition;

and the result of any of the foregoing is to increase the cost to any Lender or the Issuing Bank of maintaining its Revolving Commitment or the LIBO Rate Loans, or of issuing, renewing or maintaining the Letters of Credit or purchasing a participation therein, or to reduce any amount receivable thereunder (which increase or reduction shall be determined by such Lender's or the Issuing Bank's, as the case may be, reasonable allocation of the aggregate of such cost increases or reduced amounts receivable resulting from such events), then, in any such case, the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, within three (3) Business Days of its demand, any additional amounts necessary to compensate such Lender or the Issuing Bank, as the case may be, for such additional cost or reduced amount receivable as determined by such Lender or the Issuing Bank, as the case may be, with respect to this Agreement; provided that before making such demand, each
--------

Lender or Issuing Bank, as the case may be, agrees to use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office if the making of such a designation would avoid, or reduce the amount of, such additional cost or reduced amount, and would not, in the reasonable judgment of such Lender or Issuing Bank, as the case may be, be otherwise disadvantageous to such Lender or Issuing Bank. If any Lender or the Issuing Bank becomes entitled to claim any additional amounts pursuant to this Section, it shall notify the Borrower of the event by reason of which it has become so entitled. A statement incorporating the calculation as to any additional amounts payable pursuant to the foregoing sentence submitted by the affected Lender or the Issuing Bank, as the case may be, to the Borrower shall be conclusive in the absence of manifest error.

     3.12    Illegality.  Notwithstanding any other provisions herein, if any
             ----------
law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful, impossible, or impracticable for any Lender to make or maintain LIBO Rate Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make LIBO Rate Loans or convert Base Rate Loans to LIBO Rate Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as LIBO Rate Loans, if any, shall be converted automatically to Base Rate Loans on the next succeeding Interest Payment Date or within such earlier period as allowed by law. The Borrower hereby agrees to pay each Lender, within three (3) Business Days of its demand, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this Section, including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBO Rate Loans hereunder (such Lender's notice of such costs, as certified to the Borrower and the Agent to be conclusive absent manifest error).


                                   ARTICLE IV

                             CONDITIONS OF LENDING

     4.1     Conditions Precedent to Initial Loans.  The obligation of each
             -------------------------------------
Lender to make its initial Loan is subject to the conditions precedent that:

             (a) The Agent shall have received on or before the day of the initial Borrowing the following, each dated on or about the date hereof (except for the documents referred to in clauses (i) and (v)), in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Lender:

                 (i) Copies of the Certificate of Incorporation, or other organizational document of each Loan Party, certified as of a recent date by the Secretary of State of its state of formation or incorporation;

                 (ii) Copies of the Bylaws, if any, of each Loan Party, certified by the Secretary or an Assistant Secretary of such Loan Party;

                 (iii) Copies of resolutions of the Board of Directors or other authorizing documents of each Loan Party, approving the Loan Documents and the Borrowings and the reimbursement obligations under the Letters of Credit issued hereunder;

                 (iv) An incumbency certificate or equivalent document executed by the Secretary or an Assistant Secretary of each Loan Party certifying the names and signatures of the officers of such Loan Party or other Persons authorized to sign the Loan Documents and the other documents to be delivered hereunder;

                 (v) a good standing certificate for each Loan Party, issued as of a recent date by the Secretary of State of (A) the state in which such Loan Party is incorporated or formed and (B) each state in which it owns material assets and conducts material operations.

                 (vi) The Notes issued by the Borrower to the order of each Lender;

                 (vii) This Agreement, including all exhibits and schedules hereto, duly executed by the Borrower, the Agent, the Syndication Agent and the Lenders;

                 (viii) A Notice of Revolving Loan, executed by the chief financial officer of Borrower;

                 (ix)   The Guaranty, duly executed by each Guarantor;

                 (x) The Security Agreement, duly executed by the Borrower, and the Subsidiary Pledge and Security Agreement, duly executed by each Guarantor together with (A) certificates representing the Pledged Shares referred to in Schedule II to each of the Security Agreement and the Subsidiary Pledge and Security Agreement, accompanied by undated stock powers executed in blank, and (B) evidence satisfactory to the Agent that all other actions necessary or advisable to perfect and protect the security interest created by the Security Agreement and the Subsidiary Pledge and Security Agreement have been taken, including delivery to the Agent of financing statements (Forms UCC-
1) duly executed by the Borrower and each Guarantor in form sufficient for filing in all offices in which the Agent or Lenders may consider filing to be appropriate in order to perfect the Lenders' security interest;

                 (xi) Certificates as to coverage under the insurance policies required by the Security Agreement and the Subsidiary Pledge and Security Agreement, each of which shall be endorsed or otherwise amended to include a standard lender's loss payable endorsement and to name the Agent as additional insured, in form and substance satisfactory to the Agent;

                 (xii) The Intellectual Property Security Agreement, duly executed by the Borrower, and the Subsidiary Intellectual Property Security Agreements, duly executed by each Guarantor, each in form sufficient for recording in the United States Patent and Trademark Office and the United States Copyright Office;

                 (xiii) The Fee Letter, duly executed by the Borrower, and such other matters as the Agent acting on behalf of the Lenders may reasonably request.

             (b) The Borrower shall have paid to the Agent, for distribution (as appropriate) to the Agent and/or the Lenders, the fees payable as required in
Section 2.1 and as specified in the Fee Letter.

             (c) The Borrower shall have paid to Syndication Agent the fees payable as specified in a separate letter between Borrower and Syndication Agent.

             (d) The Borrower shall have furnished to the Agent and each Lender audited consolidated financial statements of Borrower for Borrower's fiscal year ended December 31, 1997, prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm acceptable to the Agent;

             (e) The Borrower shall have executed and delivered all financing statements, notices, and other documents necessary or appropriate to perfect (to the extent such perfection can be effected by such filings) the security interest of Agent in the assets of Borrower in the U.S. covered by the Security Agreement, and such financing statements, notices and other documents shall have been filed or recorded with or delivered to the appropriate Person;

             (f) The Borrower shall have delivered to Lenders one or more legal opinions from its counsel, which opinions shall be acceptable to Lenders;

             (g) All corporate and legal proceedings and all instruments and documents in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in content, form and substance to the Agent and its counsel, and each Lender, and the Agent and the Agent's counsel shall have received any and all further information and documents which the Agent or such counsel may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

     4.2     Conditions Precedent to Each Borrowing.  The obligation of each
             --------------------------------------
Lender to make a Loan on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing:

             (a) the following statements shall be true and the Agent shall have received the notice required by Section 2.1(b), which notice shall be deemed to be a certification by the Borrower that:

                 (i)    the representations and warranties contained in Section
5.1 and in the other Loan Documents are correct in all material respects on and as of the date of such Borrowing as though made on and as of such date (except to the extent they relate specifically to any earlier date, in which case such representations and warranties shall continue to have been correct in all material respects as of such date).

                 (ii) no event has occurred and is continuing, or would result from such Borrowing, which constitutes an Event of Default or Potential Event of Default, and

                 (iii)  all Loan Documents are in full force and effect,

                 (iv) after giving effect to such requested Loan, the aggregate outstanding principal amount of the Loans plus the Letter of Credit Usage shall not exceed the Revolving Commitment then in effect, and

             (b) each Lender shall have received such other approvals, opinions or documents as any Lender or the Agent may reasonably request.

     4.3     Conditions Precedent to Each Letter of Credit.  The issuance of any
             ---------------------------------------------
Letter of Credit hereunder is subject to the prior or concurrent satisfaction of all of the following conditions:

             (a) On or before three (3) Business Days prior to the date of issuance of the initial Letter of Credit, each of the conditions set forth in
Section 4.1 shall have been satisfied or waived and the initial Loan shall have been made hereunder.

             (b) On or before the date of issuance, the Issuing Bank shall have received the executed application for such Letter of Credit in the form customarily required by the Issuing Bank and all other information specified in
Section 2.5(b) and such other documents as the Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit.

             (c) On the date of issuance, all conditions precedent described in
Section 4.2 shall be satisfied to the same extent as though the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were the date of a Borrowing.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.1     Representations and Warranties.  The Borrower represents and
             ------------------------------
warrants as follows:

             (a) Organization.  Each Loan Party is duly organized, validly
                 ------------
existing and in good standing under the laws of the state of its formation. Each Loan Party is also duly authorized, qualified and licensed in all applicable jurisdictions, and under all applicable laws, regulations, ordinances or orders of public authorities, to carry on its business in the locations and in the manner presently conducted, except where failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

             (b) Authorization, Execution and Delivery.  The execution, delivery
                 -------------------------------------
and performance by each Loan Party of the Loan Documents to which it is a party, and the making of Borrowings hereunder, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) such Loan Party's charter, by-laws or other organizational document or (ii) except to the extent not resulting in a Material Adverse Effect, any law or regulation (including Regulations U and X) or any contractual restriction binding on or affecting such Loan Party. Each of the Loan Documents have been duly executed and delivered by each Loan Party which is a party thereto.

             (c) Governmental Consents.  Except for the filings required to
                 ---------------------
perfect the security interest of Agent in the collateral as specified in the Security Agreement or Intellectual Property Security Agreement, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (except routine reports required pursuant to the Securities Exchange Act of 1934, as amended (if such act is applicable to any Loan Party), which reports will be made in the ordinary course of business) is required for the due execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party or by which it is bound.

             (d) Executive Offices; FEIN.  As of the date of this Agreement, the
                 -----------------------
current location of Borrower's chief executive office and principal place of business, together with each location at which any Inventory is located, are set forth on Schedule 5.1(d), and, except as set forth on Schedule 5.1(d), none of
         ---------------                              ---------------
such locations have changed within the twelve (12) months preceding the execution date of this Agreement. In addition, Schedule 5.1(d) lists the
                                                ---------------
federal employer identification number of Borrower.

             (e) Validity.  The Loan Documents are the binding obligations of
                 --------
the Borrower and each other Loan Party which is a party thereto enforceable in accordance with their respective terms, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

             (f) Financial Condition.  The balance sheets of the Borrower and
                 -------------------
its consolidated Subsidiaries as at December 31, 1997 and the related statements of income and retained earnings of the Borrower and its consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Lender, fairly present the financial condition of the Borrower and its consolidated Subsidiaries as at such dates and the results of the operations of the Borrower and its consolidated Subsidiaries for the respective periods ended on such dates, all in accordance with GAAP, consistently applied, and since December 31, 1997 there has been no material adverse change in the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole.

             (g) Litigation.  Except as set forth on Schedule 5.1(g), there is
                 ----------                          ---------------
no pending or threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which would reasonably be expected to have a Material Adverse Effect.

             (h) Employee Benefit Plans.  Neither the Borrower nor any Material
                 ----------------------
Subsidiary is party to any employee benefit plans subject to ERISA.

             (i) Disclosure.  No representation or warranty of the Borrower
                 ----------
contained in this Agreement or any other document, certificate or written statement furnished to the Agent or any Lender by or on behalf of the Borrower for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Borrower (other than matters of a general economic nature) which materially adversely affects the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Agent or any Lender for use in connection with the transactions contemplated hereby.

             (j) Margin Stock.  The aggregate value of all margin stock (as
                 ------------
defined in Regulation U) directly or indirectly owned by the Borrower and its Material Subsidiaries is less than 25% of the aggregate value of the Borrower's assets. No proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

             (k) Environmental Matters.  Except as set forth in Schedule 5.1(k)
                 ---------------------                          ---------------
or where no Material Adverse Effect has occurred or would reasonably be expected to occur as a result, none of Borrower's or any Material Subsidiary's properties or assets has ever been used by Borrower or any Material Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets in the U.S. has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property in the U.S. owned by Borrower or any Material Subsidiary; and neither Borrower nor any Material Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other U.S. governmental agency concerning any action or omission by Borrower or any Material Subsidiary resulting in the release or other disposition of hazardous waste or hazardous substances into the environment.

             (l) Employee Matters.  There is no strike or work stoppage in
                 ----------------
existence or threatened involving the Borrower or its Material Subsidiaries that may materially adversely affect the consolidated financial condition or operations of the Borrower or that may have a material adverse effect on the Borrower's ability to perform its obligations under the Loan Documents, having regard for its other financial obligations.

             (m) Ventures, Subsidiaries and Affiliates; Outstanding Stock and
                 ------------------------------------------------------------
Indebtedness.  Except as set forth in Schedule 5.1(m), Borrower has no
------------                          ---------------
Subsidiaries, is not engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. Schedule 5.1(m) sets forth all
                                                 ---------------
of the Borrower's Material Subsidiaries as of the date of this Agreement. All of the issued and outstanding capital stock of Borrower and each Subsidiary is owned by each of the stockholders and in the amounts set forth on Schedule
                                                                  --------
5.1(m).  Except as set forth in Schedule 5.1(m), there are no outstanding rights
------                          ---------------
to purchase, options, warrants or similar rights or agreements pursuant to which Borrower may be required to issue, sell, repurchase or redeem any of its capital stock or other equity securities or any capital stock or other equity securities of its Subsidiaries.

             (n) Government Regulation.  Borrower is not an "investment
                 ---------------------
company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, and "investment company," as such terms are defined in the Investment Company Act of 1940 as amended. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur indebtedness or to perform its obligations hereunder. The making of the Revolving Loans by Lenders to Borrower, the issuance of Letters of Credit on behalf of Borrower, the application of the proceeds of Collateral and repayment of the Revolving Loans will not violate any provision of any such statute or any rule, regulation or order issued by the S.E.C.

             (o) Taxes.  Except where the failure to do so would not reasonably
                 -----
be expected to have a Material Adverse Effect, all tax returns, reports and statements, including information returns, required by any governmental authority to be filed by Borrower have been filed with the appropriate governmental authority and all claims asserted by any such authority have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding any such claims being contested in good faith and for appropriate reserves have been established on Borrower's financial statements. Proper and accurate amounts have been withheld by Borrower from its employees for all periods in full and complete compliance with all applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental authorities. Schedule 5.1(o)
                                                              ---------------
sets forth as of the execution date of this Agreement those taxable years for which Borrower's tax returns are currently being audited by the IRS or any other applicable governmental authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding.

             (p) Brokers.  No broker or finder acting on behalf of Borrower
                 -------
brought about the obtaining, making or closing of the Revolving Loans, and Borrower has no obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

             (q) Intellectual Property.  As of the execution date of this
                 ---------------------
Agreement, Borrower owns or has rights to use all intellectual property (including all patents, trademarks, copyrights, licenses to use any of the foregoing, trade secrets, and know-how) necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and each patent, trademark, copyright and license held by Borrower and registered or covered by a registration application is listed, together with application or registration numbers, as applicable, on Schedule
                                                                     --------
5.1(q) hereto, and on Exhibits A, B, and C to the Intellectual Property Security
------
Agreement. Borrower has not received written notice from any Person expressly asserting that the Borrower has conducted its business in infringement of or interference with any intellectual property of any other Person.

             (r) Insurance.  Schedule 5.1(r) lists all insurance policies of any
                 ---------   ---------------
nature maintained, as of the execution date of this Agreement, for current occurrences by Borrower, as well as a summary of the terms of each such policy.

             (s) Customer and Trade Relations.  As of the execution date of this
                 ----------------------------
Agreement, there exists no actual or, to the knowledge of Borrower, threatened in writing termination or cancellation of, or any material adverse modification or change in: (i) the business relationship of Borrower with any customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the ten largest customers of Borrower; or (ii) the business relationship of Borrower with any supplier material to its operations.

             (t) Solvency.  Both before and after giving effect to (i) the
                 --------
Revolving Loans and Letters of Credit to be made or issued on the date of this Agreement or such other date as Revolving Loans and Letters of Credit requested hereunder are made or issued, (ii) the disbursement of the proceeds of such Revolving Loans pursuant to the instructions of Borrower, and (c) the payment and accrual of all transactions costs in connection with the foregoing, Borrower is Solvent.

                                  ARTICLE VI

                                   COVENANTS

     6.1     Affirmative Covenants.  So long as any Note shall remain unpaid,
             ---------------------
any Letter of Credit shall remain outstanding or unreimbursed or any Lender shall have any Commitment hereunder, the Borrower will, unless the Majority Lenders shall otherwise consent in writing:

             (a) Financial Information.  Furnish to each Lender and the Agent:
                 ---------------------

                 (i) as soon as available, but in any event within one hundred (100) days after the end of each fiscal year of the Borrower, a copy of the consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of each fiscal year and the related consolidated and consolidating statements of income and retained earnings (or comparable statement) and changes in financial position and cash flow for such year, setting forth in each case in comparative form the figures as at the end of the previous year as to the balance sheet and the figures for the previous corresponding period as to the other statements, accompanied by an unqualified report and opinion thereon of independent certified public accountants acceptable to the Agent, all such financial statements to be complete and correct in all material respects and in accordance with GAAP applied consistently throughout the fiscal year (except as approved by such accountants and disclosed therein);

                 (ii) as soon as available, but in any event within fifty (50) days after the end of each fiscal quarter of Borrower, a copy of the unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated and consolidating statements of income and retained earnings (or comparable statement) and changes in financial position and cash flow for such period and year to date, setting forth in each case in comparative form the figures as at the end of the previous fiscal year as to the balance sheet and the figures for the previous corresponding period as to the other statements, certified by a duly authorized officer of the Borrower as being fairly stated in all material respects subject to year end and audit adjustments, all such financial statements to be complete and correct in all material respects and in accordance with GAAP subject to normal year end and audit adjustments and the absence of footnotes, applied consistently throughout the period reflected therein (except as approved by such accountants and disclosed therein);

                 (iii) together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to subdivisions (i) and (ii) above,
(A) an officers' certificate stating that the signers have reviewed the terms of the Loan Documents and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the officers' certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto; and (B) a Compliance Certificate in the form of Exhibit D hereto demonstrating in reasonable detail compliance during and at
---------
the end of such accounting periods with the restrictions contained in Sections 6.2(a), (b), (c), (d), (e), and (h) as of the end of the fiscal period covered thereby;

                 (iv) substantially concurrent with the sending or filing thereof, copies of all reports which the Borrower sends to a majority of its security holders, and copies of all reports and registration statements which the Borrower or any of its Subsidiaries files with the S.E.C. or any national securities exchange; and

             (b) Notices and Information.  Deliver to the Agent and each Lender:
                 -----------------------

                 (i) promptly upon any officer of the Borrower obtaining knowledge (A) of any condition or event which constitutes an Event of Default or Potential Event of Default, (B) that any Person has given any notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in
Section 7.1(f), (C) of the institution of any litigation involving an alleged liability (including possible forfeiture of property) of the Borrower or any of its Subsidiaries equal to or greater than $2,000,000 or any adverse determination in any litigation involving a potential liability of the Borrower or any of its Subsidiaries equal to or greater than $2,000,000, or (D) of a material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, an officers' certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action the Borrower has taken, is taking and proposes to take with respect thereto;

                 (ii) promptly, but in any event within five (5) Business Days after receipt thereof, copies of all management letters, exception reports or similar letters or reports received by Borrower from its independent certified public accountants;

                 (iii) promptly, but in any event within thirty (30) days after receipt thereof, a copy of any notice, summons, citation, directive, letter or other form of communication from any governmental authority or court in any way concerning any action or omission on the part of the Borrower or any of its Material Subsidiaries in connection with any substance defined as toxic or hazardous by any applicable federal, state or local law, rule, regulation, order or directive or any waste or by product thereof, or concerning the filing of a lien upon, against or in connection with the Borrower, its Material Subsidiaries, or any of their leased or owned real or personal property, in connection with a Hazardous Substance Superfund or a Post-Closure Liability Fund as maintained pursuant to (S) 9507 of the Internal Revenue Code if such act or omission may reasonably be expected to result in liability in an amount exceeding $100,000 for all such acts or omissions or if any such Lien, together with all other such Liens, is filed upon or against property the fair market value of which exceeds $100,000 in the aggregate;

                 (iv) prompt notice of the occurrence of any event or transaction described in Section 2.1(e);

                 (v) promptly, but in any event within ten (10) days after request, such other information and data with respect to the Borrower or any of its Subsidiaries as from time to time may be reasonably requested by the Agent or any Lender.

             (c) Corporate Existence, Etc.  At all times preserve and keep in
                 ------------------------
full force and effect its and its Material Subsidiaries' corporate existence and rights and franchises material to its business and those of each of its Material Subsidiaries; provided, however, that
              --------  -------
the corporate existence of any such Subsidiary may be terminated if such termination would not reasonably be expected to have a Material Adverse Effect.

             (d) Books and Records.  Borrower shall keep adequate books and
                 -----------------
records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the financial statements previously delivered to Lenders.

             (e) Payment of Taxes and Claims.  Except to the extent that a
                 ---------------------------
Material Adverse Effect would not reasonably be expected to result, pay, and cause each of its Subsidiaries to pay, all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested
         --------
in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in accordance with GAAP shall have been made therefor.

             (f) Maintenance of Properties; Insurance.  Maintain or cause to be
                 ------------------------------------
maintained in good repair, working order and condition all material properties used or useful in the business of the Borrower and its Material Subsidiaries and from time to time make or cause to be made all appropriate repairs, renewals and replacements thereof except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. The Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Material Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. The Borrower will comply with any other insurance requirement set forth in any other Loan Document.

             (g) Inspection.  Permit any authorized representatives designated
                 ----------
by the Agent or any Lender to visit and inspect any of the properties of the Borrower or any of its Material Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested.

             (h) Compliance with Laws, Etc.  Exercise, and cause each of its
                 -------------------------
Material Subsidiaries to exercise, all due diligence in order to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including all environmental laws, rules, regulations and orders, noncompliance with which would reasonably be expected to have a Material Adverse Effect.

             (i) Registration of Intellectual Property Rights.
                 --------------------------------------------

                 (i) Borrower shall register or cause to be registered (to the extent not already registered) on an expedited basis copyrights, and file patent and trademark applications with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, with respect to the intellectual property rights of Borrower which, either individually or together with other intellectual property rights of Borrower and its Subsidiaries, exist in products the sale or licensing of which Borrower reasonably expects will generate accounts receivable equal to or greater than $5,000,000 in any fiscal year (the "Material Products"), including without limitation patent and copyright applications related to those intellectual property rights listed on Exhibits A, B and C to the Intellectual Property Security Agreement delivered in connection with this Agreement, within ninety (90) days of the date of this Agreement, and shall promptly deliver copies of the registrations to Agent. Borrower shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, trademarks, and copyright and patent applications covering intellectual property rights in those additional Material Products developed or acquired by Borrower from time to time, within ninety (90) days of the date on which such products become Material Products, as defined above, including without limitation revisions or additions to the intellectual property rights listed on such Exhibits A, B and C. Notwithstanding the foregoing, with respect to Patents (as defined in the Intellectual Property Security Agreement), Borrower shall only be required to register with the U.S. Patent and Trademark Office those Patents which are material to the value of a Material Product. Borrower shall execute and deliver such additional instruments and documents from time to time as the Agent shall reasonably request to perfect the Agent's and the Lenders' security interest in the Intellectual Property Collateral (as defined in the Intellectual Property Security Agreement).

                 (ii) Borrower shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents, and Copyrights (as such terms are defined in the Intellectual Property Security Agreement) except for any such Trademarks, Patents or Copyrights that the Borrower has determined are no longer materially important for the conduct of its or its Material Subsidiaries' business, (ii) use commercially reasonable efforts to detect infringements of the Trademarks, Patents, and Copyrights except for any such Trademarks, Patents or Copyrights that the Borrower has determined are no longer materially important for the conduct of its or its Material Subsidiaries' business, and promptly advise the Agent in writing of material infringements detected and (iii) not allow any Trademarks, Patents, or Copyrights except for any such Trademarks, Patents or Copyrights that the Borrower has determined are no longer materially important for the conduct of its or its Material Subsidiaries' business, to be abandoned, forfeited or dedicated to the public without the written consent of the Majority Lenders, which shall not be unreasonably withheld.

                 (iii) the Agent shall have the right, but not the obligation, to take, at Borrower's sole expense, any actions that Borrower is required under this Section to take but which Borrower fails to take, after fifteen (15) days' notice to Borrower. Borrower shall reimburse and indemnify the Agent for all reasonable costs and expenses incurred in the exercise of its rights under this Section.

          (j) Principal Depository.  Maintain its principal depository and
              --------------------
operating accounts with the Agent.

          (k) Intellectual Property.  Borrower will conduct its business and
              ---------------------
affairs without infringement of or interference with any intellectual property of any other Person except where the failure to do so would not have a Material Adverse Effect.

          (l) Environmental Matters.  Borrower shall: (i) conduct its operations
              ---------------------
and keep and maintain its real property in compliance with all environmental laws and environmental permits except where the failure to do so would not have a Material Adverse Effect; (ii) except where the failure to do so would not have a Material Adverse Effect, implement any and all investigation, remediation, removal and response actions which are appropriate or necessary to comply with environmental laws and environmental permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or release of any hazardous material on, at, in, under, above, to, from or about any of its real property; (iii) notify Agent promptly after Borrower becomes aware of any violation of environmental laws or environmental permits or any release on, at, in, under, above, to, from or about any real property which is reasonably likely to result in a Material Adverse Effect; and (iv) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by Borrower in connection with any such violation or release or any other matter relating to any environmental laws or environmental permits that could reasonably be expected to result in a Material Adverse Effect.

          (m) Landlords' Agreements, Mortgage Agreements and Bailee Letters.
              -------------------------------------------------------------
Borrower shall use commercially reasonable efforts (not including the payment of any fee or compensation to any party to such agreement or letter) to obtain a landlord's agreement, mortgage agreement or bailee letter, as applicable, from the lessor of each leased property or mortgagee of owned property or with respect to any warehouse, processor or converter facility located in the U.S. or other location where collateral securing obligations under Loan Documents is located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Inventory or collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent. Borrower shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any collateral is or may be located except where failure to do so would not reasonably be expected to result in a Material Adverse Effect.

          (n) Material Subsidiaries.  In the event that any Subsidiary or other
              ---------------------
Person becomes a Material Subsidiary whose assets and business are located primarily in the U.S., (i) Borrower shall deliver to Agent prompt notice thereof, and (ii) at the request of Agent, Borrower shall promptly cause such Material Subsidiary to deliver to Agent a guaranty of all of the indebtedness and obligations hereunder, a security agreement with respect to all of its assets, an intellectual property security agreement, and such financing statements, resolutions, legal opinions or other such documents as Agent or any Lender shall reasonably request in connection therewith, each in form and substance satisfactory to Agent and the Lenders; provided that in the event that any Subsidiary or other Person becomes a Material Subsidiary whose assets and business are located primarily outside of the U.S., Borrower shall (i) deliver to Agent prompt notice thereof, and (ii) at the request of Agent, Borrower shall grant to Agent a security interest in all of the capital stock (but not more than 65% of any class of equity securities of any such Subsidiary) of such Material Subsidiary.

          (o) Further Assurances.  Borrower shall, at its expense and upon
              ------------------
request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectually the provisions and purposes of this Agreement or any other Loan Document.

     6.2  Negative Covenants.  So long as any Note shall remain unpaid, any
          ------------------
Letter of Credit shall remain outstanding or unreimbursed or any Lender shall have any Commitment hereunder, the Borrower will not, without the written consent of the Majority Lenders:

          (a) Quick Ratio.  Permit the ratio of Consolidated Quick Assets to
              -----------
Consolidated Current Liabilities as of the last day of each fiscal quarter of Borrower to be less than 1.0 to 1.0.

          (b) Leverage Ratio.  As at the end of any fiscal quarter of the
              --------------
Borrower, permit the ratio of Consolidated Funded Debt as at the end of such fiscal quarter to Consolidated EBITDA for the four fiscal quarters ending on the last day of such fiscal quarter, to be greater than 4.0 to 1.0. If Borrower completes an Acquisition permitted under Section 6.1, and accounts for such Acquisition using the pooling of interest accounting method, Borrower may include any positive impact on Consolidated EBITDA, and exclude (up to a maximum of $10,000,000) any negative impact on Consolidated EBITDA. In addition, for purposes of this Section 6.2(b), Consolidated EBITDA shall exclude charges to earnings directly related to any Acquisition permitted hereunder, but only to the extent that any such charges are incurred during the fiscal quarter in which the Acquisition closes.

          (c) Consolidated Tangible Net Worth.  Commencing with the fiscal
              -------------------------------
quarter ended December 31, 1997, permit Consolidated Tangible Net Worth as of the last day of any fiscal quarter of Borrower to be less than Ninety Two Million Dollars ($92,000,000) plus (i) 75% of Consolidated Net Income (but not
                              ----
loss) for each fiscal quarter of the Borrower commencing with the quarter ending March 31, 1998, plus (ii) 100% of the Net Proceeds of any Equity Issuance by the
                ----
Borrower after December 31, 1997, minus (iii) 100% of any additions to goodwill
                                  -----
and charges to earnings resulting directly from an Acquisition permitted hereunder (but only to the extent such additions to goodwill or charges to earnings are recognized during the fiscal quarter in which the Acquisition closes). Notwithstanding the foregoing, Borrower shall not permit Consolidated Tangible Net Worth as of the last day of any fiscal quarter of Borrower to be less than Sixty Two Million Dollars ($62,000,000).

          (d) Profitability.  Permit (i) Consolidated Operating Income or
              -------------
Consolidated Net Income to be less than Zero Dollars ($0) for any two consecutive fiscal quarters of Borrower, or (ii) Consolidated Operating Income or Consolidated Net Income for any fiscal quarter of Borrower to reflect a loss greater than five percent (5%) of Consolidated Tangible

Net Worth as of the last day of the immediately preceding fiscal quarter, or
(iii) Consolidated Operating Income or Consolidated Net Income to be less than Zero Dollars ($0) for any fiscal year of Borrower. For purposes of this Section 6.2(d), Consolidated Operating Income and Consolidated Net Income shall exclude charges to earnings directly related to any Acquisition permitted hereunder, but only to the extent that any such charges are incurred during the fiscal quarter in which the Acquisition closes.

          (e) Interest Coverage Ratio.  As at the end of any fiscal quarter of
              -----------------------
Borrower, permit the ratio of Consolidated EBITDA to Consolidated Interest Expense for the four consecutive fiscal quarters ending on the last day of such fiscal quarter to be less than 3.0 to 1.0.

          (f) Liens, Etc.  Create or suffer to exist, or permit any of its
              ----------
Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, other than:

              (i)   Liens in favor of the Agent for the benefit of the Lenders;

              (ii)  Liens existing on the date hereof and set forth in Schedule
                                                                       --------
6.2(f);
------

              (iii) Liens in favor of Wells Fargo HSBC Trade Bank N.A., or any successor or assign thereof, upon specific accounts receivable of Borrower purchased under the Receivables Facility, provided that the obligations secured
                                          --------
by such Liens shall not exceed $25,000,000 in the aggregate at any one time outstanding; and provided, further, that Borrower shall not permit the
                 --------  -------
Receivables Facility to be modified, supplemented, amended, restated, extended, renewed or replaced in a manner that is less favorable to Lenders without the prior written consent of all Lenders;

              (iv)  Permitted Liens;

              (v) purchase money Liens upon or in any property acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property, excluding Capital Leases; and

              (vi) all renewals, refundings, refinancings and extensions of any such Liens described in clause (i) above; provided that the principal amount
                                          --------
secured is not increased and that such Lien is not extended to other property.

          (g) Debt.  Create or suffer to exist, or permit any of its
              ----
Subsidiaries to create or suffer to exist, any Debt, other than:

              (i)   Debt existing on the date hereof and set forth on Schedule
                                                                      --------
6.2(g);
------

              (ii)  Debt owed to the Lenders hereunder;

              (iii) Debt relating to Liens permitted under Section 6.2(f)(v) and Debt relating to Capital Leases; provided that the aggregate principal amount of
                                 --------
such Debt of the Borrower and its consolidated Subsidiaries incurred pursuant to this clause (iii) shall not exceed $10,000,000 at any time; and

              (iv) Debt of a wholly-owned Subsidiary of the Borrower to another wholly-owned Subsidiary of the Borrower or to the Borrower and Debt of the Borrower to a wholly-owned Subsidiary of the Borrower;

              (v)   Contingent Obligations permitted under Section 6.2(l);

              (vi) Debt not otherwise permitted by clauses (i) through (v) above, not in excess of $10,000,000 in the aggregate at any one time outstanding; and

              (vii) all renewals, refundings, refinancings or extensions of any such Debt described in clauses (i) and (iii) above, provided that the terms
                                                    --------
thereof are substantially similar to those set forth in the documents evidencing such Debt as in effect on the date hereof in the case of Debt described in clause (i), and provided further that no additional assets are pledged to secure
                ----------------
any renewals, refundings, refinancings or extensions of Debt described in clause
(iii).

          (h) Dividends, Etc.  Declare or pay any dividends, purchase or
              --------------
otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such, or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of the Borrower, except that (i) the Borrower may declare and deliver dividends and distributions payable in capital stock of the Borrower, and (ii) provided no Event of Default exists, Borrower may repurchase stock from former employees of Borrower in accordance with the terms of repurchase or similar agreements between Borrower and such employees.

          (i) Consolidation, Merger.  Consolidate or merge with any other
              ---------------------
Person, liquidate, wind-up or dissolve itself or acquire by purchase or otherwise all or substantially all of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, or permit any of its Subsidiaries to do any of the foregoing, except that:

             (i) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower or any wholly-owned Subsidiary of the Borrower, or be liquidated, wound up or dissolved, or all or any substantial part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Borrower or any wholly-owned Subsidiary of the Borrower; provided that, in the
                                                         --------
case of such a merger or consolidation, the Borrower or such wholly-owned Subsidiary shall be the continuing or surviving corporation; and

             (ii) Borrower may acquire the business, property, fixed assets or stock of Persons in a substantially similar business or business utilizing the products and services of the Borrower and its Subsidiaries (each, an "Acquisition"), provided that (i) prior to and immediately following the
------------    --------
consummation of any such Acquisition there shall exist no condition or event that constitutes an Event of Default or a Potential Event of Default, (ii) the Borrower shall be the continuing or surviving corporation in any such Acquisition, (iii) Borrower shall demonstrate compliance with the provisions of Sections 6.2(a)-(e) prior to and immediately following the consummation of the proposed Acquisition on a proforma basis, and (iv) the proposed Acquisition is not opposed by the board of directors of the Person whose business, property, fixed assets, or stock is sought to be acquired.

          (j) Investments.  Make or permit to remain outstanding, or permit any
              -----------
Subsidiary to make or permit to remain outstanding, any Investment, except that the Borrower and its Subsidiaries may:

              (i) continue to own Investments existing on the date hereof and set forth on Schedule 6.2(j);
             ---------------

              (ii) own, purchase or acquire certificates of deposit issued by any Lender, commercial paper rated Moody's P-I, municipal bonds rated Moody's AA or better, direct obligations of the United States of America or its agencies, and obligations guaranteed by the United States of America;

              (iii) acquire and own stock, obligations or securities received from customers in connection with debts created in the ordinary course of business owing to the Borrower or a Subsidiary;

              (iv) continue to own the existing capital stock of the Borrower's Subsidiaries;

              (v)   make Investments constituting Acquisitions permitted by
Section 6.2(i);

              (vi)  make Investments in and to any Loan Party; and

              (vii) make loans to any Subsidiary to finance the working capital needs of the borrowing Subsidiary in the ordinary course of its business.

          (k) Contingent Obligations.  Create or become or remain liable, or
              ----------------------
permit any of its Subsidiaries to create or become or remain liable, with respect to any Contingent Obligation, except that the Borrower and its Subsidiaries may:

              (i) remain liable with respect to Contingent Obligations existing on the date hereof and set forth on Schedule 6.2(k);
                                             ---------------

              (ii) endorse negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and

              (iii) become or remain liable with respect to reimbursement obligations under those Letters of Credit issued hereunder in accordance with
Section 2.5.

          (l) Asset Sales.  Convey, sell, lease, transfer or otherwise dispose
              -----------
of, or permit any Subsidiary to convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, (i) all or any part of its or its Subsidiary's business, property or fixed assets outside of the ordinary course of business, whether now owned or hereafter acquired, or (ii) any capital stock or debt of any of its Subsidiaries, except:

              (i) the Borrower and its Subsidiaries may convey, sell, lease, transfer of otherwise dispose of obsolete or worn out assets;

              (ii) the Borrower may assign and sell accounts receivable to Wells Fargo HSBC Trade Bank N.A., or any successor or assign thereof, pursuant to the Receivables Facility, provided that the total outstanding amount of all
                      --------
purchased receivables thereunder shall not exceed $25,000,000 at any time;

              (iii) any Subsidiary of the Borrower may sell, lease or transfer assets to the Borrower or to any wholly-owned Subsidiary of the Borrower;

              (iv) the Borrower may sell, lease or transfer assets to any other Loan Party; and

              (v) the Borrower and its Subsidiaries may sell equipment in connection with the lease financing thereof within 60 days after the acquisition of such equipment.

          (m) Transactions with Shareholders and Affiliates.  Enter into, or
              ---------------------------------------------
permit any of its Subsidiaries to enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity securities of the Borrower, or with any Affiliate of the Borrower or any such holder, on terms that (when taken in the light of any related or series of transactions of which such transaction is a part (if any)) are less favorable to the Borrower or any such Subsidiary than those which might be obtained at the time from Persons who are not such a holder or Affiliate, provided, however, that the foregoing shall
                                    --------  -------
not limit the terms upon which the Borrower and its Subsidiaries may enter into employment agreements with their respective officers.

          (n) Agreements Restricting Payment of Dividends.  Permit any of its
              -------------------------------------------
Subsidiaries to enter into any agreement restricting the ability of such Subsidiary to declare, order, pay or make or set apart any sum for any dividends or other distributions on account of any shares of any class of its stock.

          (o) Restrictive Agreements.  Other than with respect to specific
              ----------------------
accounts receivable purchased under the Receivables Facility, agree with any Person, or permit any of its Subsidiaries to agree with any Person, that the Borrower or such Subsidiary will not create, incur or suffer to exist any Liens on its properties.

          (p) Payments on Subordinated Debt.  Declare, order or pay, or permit
              -----------------------------
any of its Subsidiaries to declare, order or pay, any amount of principal of, premium, if any, or interest on, or redeem, purchase, retire or decease or make any sinking fund or similar payment, or permit any of its Subsidiaries to do any of the foregoing, with respect to any Subordinated Debt of the Borrower. Notwithstanding the foregoing, provided that no Event of Default exists or would result from such payment, Borrower may (i) make regularly scheduled payments of interest that constitutes Subordinated Debt, and (ii) make regularly scheduled payments of principal under that certain Promissory Note dated as of April 1, 1998 executed by Borrower in favor of Cylink Corporation in the original principal amount of $14,500,000.

          (q) Fiscal Year.  Change its fiscal year-end from December 31.
              -----------

          (r) Capital Structure and Business.  (i) Make any changes in any of
              ------------------------------
its business objectives, purposes or operations which would materially adversely affect the repayment of the Revolving Loans or any of the other obligations,
(ii) make any change in its capital structure as described on Schedule 5.1(m),
                                                              ---------------
except that Borrower may issue and sell shares of its capital stock and options or warrants therefor or similar securities in connection with the Borrower's benefit and incentive program for employees, (iii) amend its charter or bylaws in a manner which would adversely affect Agent or Lenders or Borrower's duty or ability to repay its obligations to Lenders, or (iv) engage in any business other than the businesses currently engaged in by it.

          (s) ERISA.  Cause or permit to occur an event which could result in
              -----
the imposition of a lien under Section 41.2 of the Internal Revenue Code or
Section 302 or 4068 of ERISA.

          (t) Sale-Leasebacks.  Other than as permitted under Section
              ---------------
6.2(l)(iv), engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

          (u) Cancellation of Indebtedness.  Cancel any claim or debt owing to
              ----------------------------
it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

          (v) Change of Corporate Name or Location.  (i) Change its corporate
              ------------------------------------
name, or (ii) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the collateral, in any case without at least thirty (30) days prior written notice to Agent and after reasonable action to continue the perfection of any security interests in favor of Agent, on behalf of Lenders, in any collateral, has been completed or taken. Without limiting the foregoing, Borrower shall not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Code or any other then applicable provision of the Code except upon prior written notice to Agent and Lenders and after reasonable action to continue the perfection of any security interests in favor of Agent, on behalf of Lenders, in any collateral, has been completed or taken.


                                  ARTICLE VII

                               EVENTS OF DEFAULT

     7.1  Events of Default.  If any of the following events ("Events of
          -----------------                                    ---------
Default") shall occur and be continuing:

          (a) The Borrower shall fail to pay (i) any installment of principal when due hereunder, or (ii) any installment of interest hereunder or other amount payable hereunder within three (3) Business Days of the date when due; or

          (b) Any representation or warranty made by any Loan Party herein or in any other Loan Document or by any Loan Party (or any of their respective officers) in connection with this Agreement or any other Loan Document, shall prove to have been incorrect in any material respect when made; or

          (c) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 3.1, 6.1(a), (b) or (c), 6.2(a), (b), (c),
(d), (e), (g), (h), (i), (j), (l), (p), (q), (r), (s), (t), (u), or (v) on its
part to be performed or observed; or

          (d) The Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any other Loan Document other than those referred to in Sections 7.1(a), (b), and (c) above on its part to be performed or observed and any such failure shall remain unremedied or uncured for thirty (30) days after the Borrower knows of such failure or, in the event such failure cannot by its nature be cured within such thirty (30) day period or cannot after diligent attempts by Borrower be cured within such thirty (30) day period, and the Borrower determines and so notifies the Agent within such thirty
(30) day period that such a remedy or cure is practicable within an additional thirty (30) days, such failure shall remain unremedied or uncured for sixty (60) days after the Borrower knows of such failure; or

          (e) Any Loan Party shall default in the performance of or compliance with any term contained in any Loan Document other than this Agreement and such default shall not have been remedied or waived (A) within any applicable grace period or (B) if not specified in the applicable Loan Document, within 30 days after such Loan Party knows of such default or, in the event that such a remedy or cure is not practicable within such 30 day period but the Borrower determines and so notifies the Agent within such 30 day period that such a remedy or cure is practicable within an additional 30 days, such default shall remain unremedied or uncured for 60 days after the Borrower knows of such default; or

          (f) Any Loan Party shall (A) fail to pay any principal of, or premium or interest on, any Debt, the aggregate outstanding principal amount of which is at least $2,000,000 (excluding Debt evidenced by the Notes), when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or (B) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt, when required to be performed or observed, and such failure shall result in a right, whether or not exercised, to accelerate the maturity of any such Debt; or

          (g) (i) Any Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or any Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against any Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) and (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) equal to or greater than $2,000,000 and all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

          (i) Collateral; Guarantees.  (i) any material provision of any
              ----------------------
security agreement or guaranty given in connection herewith shall for any reason cease to be valid and binding on or enforceable against the Loan Party party thereto or any Loan Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; (ii) any such guaranty shall for any reason be partially (including with respect to future advances) or wholly revoked; or (iii) any such security agreement shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority (subject to Permitted Liens and other Liens permitted hereunder) security interest;

     THEN (i) upon the occurrence of any Event of Default described in clause
(g) above, the Commitments and any obligation of the Issuing Bank to issue any Letter of Credit shall immediately terminate and all Loans hereunder together with accrued interest thereon, an amount equal to the Letter of Credit Usage and all other amounts owing under this Agreement, the Notes, the Letters of Credit and the other Loan Documents shall automatically become due and payable; (ii) upon the occurrence of any other Event of Default, the Agent shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Commitments and any obligation of the Issuing Bank to issue any Letter of Credit to be terminated forthwith, whereupon the Commitments and any obligation of the Issuing Bank to issue any Letter of Credit shall immediately terminate, and/or, by notice to the Borrower, declare the Loans hereunder, with accrued interest thereon, an amount equal to the Letter of Credit Usage and all other amounts owing under this Agreement, the Notes, the Letters of Credit and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable; and (iii) Agent may exercise any and all rights and remedies provided to Agent or the Lenders under the Loan Documents. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. So long as any Letter of Credit shall remain outstanding, any amounts received by the Issuing Bank may be held as cash collateral for the obligation of the Borrower to reimburse the Issuing Bank in event of any drawing under any Letter of Credit. In the event any Letter of Credit in respect of which the Borrower has deposited cash collateral with the Issuing Bank is canceled or expires, the cash collateral shall be applied first to the
                                                          -----
reimbursement of the Issuing Bank for any drawings thereunder, and second
                                                                   ------
to the payment of any outstanding obligations of the Borrower hereunder or under any other Loan Document.


                                  ARTICLE VIII

                         THE AGENT AND THE ISSUING BANK

     8.1  Authorization and Action.
          ------------------------

          (a) Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any
       --------  -------
action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

          (b) The Issuing Bank shall act on behalf of the Lenders with respect to the Letters of Credit and the Documents associated therewith; provided that
                                                                 --------
the Issuing Bank shall have all the benefits and immunities (i) provided to the Agent in this Article VIII with respect to any acts taken or omissions suffered by the Issuing Bank in connection with the Letters of Credit as fully as if the term "Agent", as used in this Article VIII, included the Issuing Bank with respect to such acts or omissions, and (ii) as otherwise provided in this Agreement with respect to the Issuing Bank.

     8.2  Agent's Reliance, Etc.  Neither the Agent nor any of its directors,
          ---------------------
officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or wilful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent;
(ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and
(vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     8.3  Union Bank of California, N.A. and Affiliates.  With respect to its
          ---------------------------------------------
Commitment, the Loans made by it, the Note issued to it and the Letters of Credit issued by it, Union Bank of California, N.A. shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent and the Issuing Bank respectively; and the term

"Lender" or "Lenders" shall, unless otherwise expressly indicated, include Union
-------      -------
Bank of California, N.A. in its individual capacity. Union Bank of California, N.A. and its respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its subsidiaries and any Person who may do business with or own securities of the Borrower or any such subsidiary, all as if Union Bank of California, N.A. were not the Agent and the Issuing Bank, respectively, and without any duty to account therefor to the Lenders.

     8.4  Lender Credit Decision.  Each Lender and the Issuing Bank acknowledges
          ----------------------
that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.1(c) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     8.5  Indemnification.  The Lenders agree to indemnify the Agent, and the
          ---------------
Issuing Bank (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding or if any Notes are held by Persons which are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent or the Issuing Bank, as the case may be, in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent or the Issuing Bank, as the case may be, under this Agreement, provided that no Lender shall be liable for any portion of such liabilities,
--------
obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's or the Issuing Bank's, as the case may be, gross negligence or wilful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Agent and the Issuing Bank promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent or the Issuing Bank, as the case may be, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent or the Issuing Bank, as the case may be, is not reimbursed for such expenses by the Borrower.

     8.6  Successor Agent.  The Agent may resign at any time by giving written
          ---------------
notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     8.7  Syndication Agent.  The Lender identified on the facing page or
          -----------------
signature pages of or elsewhere in this Agreement as a "syndication agent" shall have no right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, the Lender so identified shall not have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Lender so identified in deciding to enter into this Agreement or in taking or not taking action hereunder or under any other Loan Document.


                                   ARTICLE IX

                                 MISCELLANEOUS

     9.1  Amendments, Etc.  No amendment or waiver of any provision of the Loan
          ---------------
Documents nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided,
                                                                --------
however, that no amendment, waiver or consent shall, unless in writing and
-------
signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Sections 4.1, 4.2 and 4.3, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder, (f) amend any of the provisions in Sections 3.6 through 3.12, (g) alter or limit the obligation of the Borrower to reimburse the Issuing Bank for amounts drawn under the Letters of Credit, (h) alter or limit the obligations of the Lenders set forth in
Section 2.5(d), (i) amend this Section 9.1, (j) release any material portion of any collateral covered by any security agreement given in connection herewith (other than in accordance with the terms of any such security agreement), or (k) release any Guarantor from its obligations or liabilities under any Loan Document, or limit or reduce such obligations or liabilities in any material respect; and provided, further, that no amendment, waiver or consent shall,
             --------  -------
unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any other Loan Document; and provided, further, that no amendment,
                                          --------  -------
waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Lenders required above to take such action, alter or effect the obligations of the Issuing Bank under Section 2.5 or effect the rights or duties of the Issuing Bank under Article VIII; and provided, further, that no waiver or
                                            --------  -------
consent shall unless in writing and signed by the affected Lender or the Issuing Bank, as the case may be, waive the rights of that Lender or the Issuing Bank to receive any payment or compensation under any of Sections 3.6 through 3.12.

     9.2  Notices, Etc.  Except as otherwise set forth in this Agreement, all
          ------------
notices and other communications provided for hereunder shall be in writing (including telegraphic, telex or facsimile communication) and mailed or telegraphed or telexed or sent by facsimile or delivered, if to the Borrower, at its address set forth on the signature page hereof; and if to any Lender, the Issuing Bank or the Agent, at its address set forth on the signature page hereof; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective three (3) Business Days after deposit in the U.S mail, postage prepaid, when sent by telex or sent by facsimile, or when delivered, respectively, except that notices and communications to the Agent pursuant to
Article II or VII shall not be effective until received by the Agent.

     9.3  Right of Setoff; Deposit Accounts. Upon and after the occurrence of
          ---------------------------------
any Event of Default, each Lender is hereby authorized by the Borrower, at any time and from time to time, without notice, for the ratable benefit of the Lenders, (a) to set off against, and to appropriate and apply to the payment of, the obligations and liabilities of the Borrower under the Loan Documents (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all amounts owing by such Lender to the Borrower (whether payable in Dollars or any other currency, whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced) and (b) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as such Lender in its sole discretion may elect; provided that no such setoff, appropriation, or application shall be taken or
--------
made without the prior written consent of Agent or the Majority Lenders. The Borrower hereby grants to each Lender a security interest in all deposits and accounts maintained with that Lender. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

     9.4  No Waiver; Remedies.  No failure on the part of the Agent or any
          -------------------
Lender to exercise, and no delay in exercising, any right under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     9.5  Costs and Expenses.  The Borrower agrees to pay on demand all costs
          ------------------
and expenses of the Agent (including attorney's fees and the reasonable estimate of the allocated cost of in-house counsel and staff) in connection with the preparation, amendment, or modification of this Agreement or the other Loan Documents, or incurred by the Agent or any Lender in connection with the enforcement (including in appellate, bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings) or restructuring of the Loan Documents.

     9.6  Additional Lenders; Assignments; Participations.
          -----------------------------------------------

          (a) None of the Loan Documents nor any rights thereunder may be assigned by Borrower without the prior written consent of all the Lenders, which consent may be granted or withheld in the Lenders' sole discretion. Any Lender may assign, from time to time, all or any portion of its pro rata share of the Commitments and its Note to an Affiliate of that Lender or, subject at any time prior to the occurrence of an Event of Default to the prior written approval of the Borrower (which approval will not be unreasonably withheld or delayed), to any other financial institution reasonably acceptable to the Agent; provided
                                                                    --------
that

(i) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment shall in no event be less than $5,000,000 or the entire Commitment of such assigning Lender, whichever is less, (ii) the parties to each such assignment shall execute and deliver to the Agent and Borrower an assignment agreement reasonably satisfactory to Agent, and (iii) the assignee (a) represents and warrants to the Lender, the Agent and the Borrower that under applicable law and treaties no tax will be required to be withheld by the Lender with respect to any payments to be made to the assignee hereunder,
(b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrower prior to the time that the Agent or Borrower is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payment hereunder) and agrees to provide new Forms 4224 or 1001 upon expiration of any previously delivered form or comparable statement in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption. Upon such execution and delivery and payment of a fee in the amount of $3,500 to Agent to cover administrative costs, from and after the effective date of such assignment (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it, relinquish its rights and be released from its obligations under this Agreement (other than pursuant to Section 9.6(e)), and, in the case of an assignment covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto, subject to its continuing obligations under
Section 9.6(e). The Commitments hereunder shall be modified to reflect the Commitment of such assignee, and, if any such assignment occurs while any Notes are outstanding, new Notes shall, upon the surrender of the assigning Lender's Notes, be issued to such assignee and to the assigning Lender as necessary to reflect the new Commitments of the assigning Lender and of its assignee.

          (b) Each Lender may sell, negotiate or grant participations to other financial institutions in all or part of the obligations of the Borrower outstanding under the Loan Documents, without notice to or the approval of the Agent or the Borrower; provided that any such sale, negotiation or participation
                       --------
shall be in compliance with any applicable federal and state securities laws and the other requirements of this Section 9.6. No participant shall constitute a "Lender" under any Loan Document, and the Borrower shall continue to deal solely and directly with the Agent and the Lenders.

          (c) Each Lender may disclose to any proposed assignee or participant any information relating to the Borrower or any of its Subsidiaries; provided,
                                                                     --------
that prior to such disclosure such proposed assignee or participant shall have agreed in writing to keep any such information confidential substantially on the terms of Section 9.6(e).

          (d) The grant of a participation interest shall be on such terms as the granting Lender determines are appropriate, provided only that (i) the holder of such a participation interest shall not have any of the rights of a Lender under this Agreement except, if the participation agreement so provides, rights to demand the payment of costs of the type described in Article III, and
(ii) the consent of the holder of such a participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those that (A) increase the amount of the Commitments, (B) extend the term of the Commitments, (C) decrease the rate of interest or the amount of any fee or any other amount payable to the Lenders under the Loan Documents, (D) reduce the principal amount payable under the Loan Documents, or (E) extend the date fixed for the payment of principal or interest or any other amount payable under the Loan Documents.

          (e) Each Lender understands that some of the information and documents furnished to it pursuant to this Agreement may be confidential and each Lender agrees that it will keep all non-public information, documents and agreements so furnished to it confidential and will make no disclosure to other Persons of such information or agreements until it shall have become public, except (i) to the extent required in connection with matters involving operations under or enforcement or amendment of the Loan Documents; (ii) to such Lender's examiners and auditors or in accordance with such Lender's obligations under law or regulations or pursuant to subpoenas or other process to make information available to governmental agencies and examiners or to others; (iii) to any corporate affiliate of any Lender so long as such parent agrees to accept such information or agreement subject to the restrictions provided in this Section 9.6(e); (iv) to any participant bank or trust company of any Lender so long as such participant shares the corporate parent with such Lender and agrees to keep such information, documents or agreement confidential in accordance with the restrictions provided in this Section 9.6(e); (v) to the Agent or to any other Lender and their respective counsel and other professional advisors and to its own counsel and professional advisors so long as such Persons are instructed to keep such information confidential in accordance with the provisions of this
Section 9.6(e); (vi) to proposed assignees and participants in accordance with
Section 9.6(c); and (vii) with the prior written consent of the Borrower.

     9.7  Audits of Collateral; Fees.  The Agent, on behalf of the Lenders,
          --------------------------
shall have the right from time to time to audit Borrower's accounts receivable, inventory, or other collateral securing the indebtedness hereunder, provided that such audits will be conducted no more than one (1) time in any fiscal year unless an Event of Default has occurred and is continuing. Borrower agrees to reimburse the Agent, on demand, for customary and reasonable fees and costs incurred by the Agent for such audits, and for each appraisal of collateral and financial analysis and examination of Borrower performed from time to time by the Agent or their respective agents.

     9.8  Effectiveness; Binding Effect; Governing Law.  This Agreement shall
          --------------------------------------------
become effective when it shall have been executed by the Borrower, the Agent and each Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent, each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent and all the Lenders. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW DOCTRINE. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS AND RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO RULES OR LAWS ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDIT (1983 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UCP") AND, AS TO MATTERS NOT GOVERNED BY THE UCP, THE LAWS OF THE STATE OF CALIFORNIA.

     9.9  Waiver of Jury Trial.  THE BORROWER, THE AGENT, THE ISSUING BANK AND
          --------------------
EACH LENDER HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Agent, each Lender, the Issuing Bank and the Borrower each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement, and that each will continue to rely on the waiver in their related future dealings. The Agent, each Lender, the Issuing Bank and the Borrower further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

     9.10 Consent to Jurisdiction; Venue; Agent for Service of Process.  All
          ------------------------------------------------------------
judicial proceedings brought against the Borrower with respect to this Agreement and the Loan Documents may be brought in any state or federal court of competent jurisdiction in the City and County of San Francisco or Santa Clara in the State of California, and by execution and delivery of this Agreement, the Borrower accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The Borrower irrevocably waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent
                       ----- --- ----------
any proceeding is brought in accordance with this Section. The Borrower designates and appoints Borrower's Chief Financial Officer, from time to time, P-Com, Inc., 3175 S. Winchester Boulevard, Campbell, California 95008, and such other Persons as may hereafter be selected by the Borrower irrevocably agreeing in writing to so serve as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by the Borrower to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to the Borrower at its address provided in the applicable signature page hereto, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by the Borrower refuses to accept service, the Borrower hereby agrees that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Agent or any Lender to bring proceedings against the Borrower in courts of any jurisdiction.

     9.11 Alternative Dispute Resolution.
          ------------------------------

          (1)  Claims Subject to Arbitration or Judicial Reference.
               ---------------------------------------------------

               (a) Any Claim other than a Claim that arises out of or relates to any obligation under any Subject Document that is secured, in whole or in part, by an interest in real property shall, at the written request of any Party, be determined by Arbitration.

               (b) Any Claim that arises out of or relates to any obligation under any Subject Document that is secured, in whole or in part, by an interest in real property shall be determined by Arbitration only with the consent of both Parties. If both Parties do not consent to the determination of any such Claim by Arbitration, then such Claim shall, at the written request of any Party, be determined by Reference.

               (c) The determination as to whether or not a Claim arises out of or relates to any obligation under any Subject Document that is secured, in whole or in part, by an interest in real property shall be made at the time the arbitrator or referee is selected pursuant to subsection 2 of this Section 9.11.

          (2) Selection of Arbitrator or Referee.  Within 30 days after written
              ----------------------------------
demand, or within 30 days after commencement by any Party, of any lawsuit subject to this Section 9.11, the Parties shall select a single neutral arbitrator pursuant to the Commercial Arbitration Rules of the AAA or a single neutral referee pursuant to the Judicial Reference Procedures of the AAA. However, the arbitrator or referee selected must be a retired state or federal court judge with at least five years of judicial experience in civil matters. In the event that the selection pursuant to such Commercial Arbitration Rules or Judicial Reference Procedures does not result in the appointment of a single neutral arbitrator or a single neutral referee within 30 days, any such Party may petition the court to appoint a single neutral arbitrator or single neutral referee with the judicial experience described above. The Parties shall equally bear the fees and expenses of the arbitrator or referee unless the arbitrator or referee otherwise provides in the award or statement of decision.

          (3)  Conduct of Arbitration or Reference.
               -----------------------------------

               (a) Except as provided in this Section 9.11, the arbitrator shall have the powers provided under Applicable State Law and the Commercial Arbitration Rules of the AAA, and the referee shall have the powers provided under Applicable State Law and the Judicial Reference Procedures of the AAA.

               (b) The arbitrator or referee shall determine all challenges to the legality or enforceability of this Section 9.11.

               (c) The arbitrator or referee shall apply the rules of evidence to the same extent as they would be applied in a court of law.

               (d) A Party may not conduct discovery unless the arbitrator or referee grants such Party leave to do so upon a showing of good cause. All discovery shall be completed within 90 days after the appointment of the arbitrator or referee, except upon a showing of good cause by any Party. The arbitrator or referee shall limit discovery to non-privileged material that is relevant to the issues to be determined by the arbitrator or referee.

               (e) The arbitrator or referee shall determine the time of the hearing and shall designate its location based upon the convenience of the arbitrator or referee, the Parties and any witnesses. However, such hearing shall be commenced within 30 days after completion of discovery, unless the arbitrator or referee grants a continuance upon a showing of good cause by any Party. At least 7 days before the date set for such hearing, the Parties shall exchange copies of exhibits to be offered as evidence, and lists of the witnesses who will testify, at such hearing. Once commenced, the hearing shall proceed day to day until completed, unless the arbitrator or referee grants a continuance upon a showing of good cause by any Party. Any Party may cause to be prepared, at its expense, a written transcription or electronic recordation of such hearing.

               (f) Subject to the provisions of this Section 9.11, the arbitrator may award, or the referee may report, a statement of decision providing for any remedy or relief, including without limitation judicial foreclosure, deficiency judgment and equitable relief, and give effect to all legal and equitable defenses, including without limitation statutes of limitation, the statute of frauds, waiver and estoppel .

               (g) The award of the arbitrator or the statement of decision of the referee shall be supported by written findings of fact and conclusions of law delivered by the arbitrator or referee to the Parties concurrently with such award or statement of decision.

               (h) In the event that punitive damages are permitted under Applicable State Law, the award of the arbitrator or the statement of decision of the referee may provide for recovery of punitive damages provided that the arbitrator or referee first makes written findings of fact that would satisfy the requirements for recovery of punitive damages under Applicable State Law. Any such punitive damages shall not exceed a sum equal to three times the amount of actual damages as determined by the arbitrator or referee.

               (i) The arbitrator shall have the power to award or the referee shall have the power to report a statement of decision providing for reasonable attorneys' fees (including a reasonable allocation for the costs of in-house counsel) and costs to the prevailing party.

               (j) In the event that Applicable State Law provides that publications or communications made in a judicial proceeding are subject to a litigation privilege, such litigation privilege shall apply to the same extent to publications or communications made in the Arbitration or Reference.

          (4) Provisional Remedies, Self-Help and Foreclosure.  No provision of
              -----------------------------------------------
this Section 9.11 shall limit the right of any Party (a) to exercise self-help remedies including, without limitation, set-off, (b) to foreclose against or sell any collateral, by power of sale or otherwise or (c) to obtain or oppose provisional or ancillary remedies from a court of competent jurisdiction before, after or during the pendency of the Arbitration or Reference. The exercise of, or opposition to, any such remedy does not waive the right of any Party to Arbitration or Reference pursuant to this Section 9.11.

          (5) Final, Binding and Nonappealable Judgment.  Any court of competent
              -----------------------------------------
jurisdiction shall, upon the petition of any Party, confirm the award of the arbitrator and enter judgment in conformity therewith. Any court of competent jurisdiction shall, upon the filing of the statement of decision of the referee, enter judgment thereon. Any such judgment shall be final, binding and nonappealable.

          (6) Miscellaneous.  In the event that multiple claims are asserted,
              -------------
some of which are found not subject to this Section 9.11, the Parties agree to stay the proceedings of the claims not subject to this Section 9.11 until all other claims are resolved in accordance with this Section 9.11. In the event that claims are asserted against multiple parties, some of whom are not subject to this Section 9.11, the Parties agree to sever the claims subject to this
Section 9.11 and resolve them in accordance with this Section 9.11. In the event that any provision of this Section 9.11 is found to be illegal or unenforceable, the remainder of this Section 9.11 shall remain in full force and effect. In the event of any challenge to the legality or enforceability of this
Section 9.11, the prevailing Party shall be entitled to recover the costs and expenses, including reasonable attorneys' fees, incurred by it in connection therewith. Applicable State Law shall govern the interpretation of this Section
9.11. This Section 9.11 fully states all of the terms and conditions of the Parties' agreement regarding the matters mentioned in, or incidental to, this
Section 9.11. This Section 9.11 supersedes all oral negotiations and prior writings concerning the subject matter hereof.

          (7) Defined Terms.  As used in this Section 9.11, the following terms
              -------------
shall have the respective meanings set forth below:

              (a) "AAA" shall mean the American Arbitration Association.
                   ---

              (b) "Applicable State Law" shall mean the law of the state of
                   --------------------
California; provided, however, that if any Party seeks (i) to exercise self-help remedies, including without limitation set-off, (ii) to foreclose against or sell any collateral, by power of sale or otherwise or (iii) to obtain or oppose provisional or ancillary remedies from a court of competent jurisdiction before, after or during the pendency of the Arbitration or Reference, the law of the state where such collateral is located shall govern the exercise of or opposition to such rights and remedies.

              (c) "Arbitration" shall mean an arbitration conducted pursuant
                   -----------
to this Section 9.11 in accordance with Applicable State Law, and under the Commercial Arbitration Rules of the AAA, as in effect at the time the arbitrator is selected pursuant to subsection 2 of this Section 9.11.

              (d) "Claim" shall mean any claim, cause of action, action,
                   -----
dispute or controversy between or among the Parties, including any claim, cause of action, action, dispute or controversy alleged in or subject to a lawsuit between or among the Parties, which arises out of or relates to:

                    (i)    any of the Subject Documents,

                    (ii) any negotiations, correspondence or communications relating to any of the Subject Documents, whether or not incorporated into the Subject Documents or any indebtedness evidenced thereby,

                    (iii) the administration or management of the Subject Documents or any indebtedness evidenced thereby or

                    (iv) any alleged agreements, promises, representations or transactions in connection therewith, including but not limited to any claim, cause of action, action, dispute or controversy which arises out of or is based upon an alleged tort or other breach of legal duty.

              (e) "Parties" shall mean the Borrower, each Guarantor, the Agent,
                   -------
Issuing Bank and the Lenders party to this Agreement.

              (f) "Reference" shall mean a judicial reference conducted
                   ---------
pursuant to this Section 9.11 in accordance with Applicable State Law and under the Judicial Reference Procedures of the AAA, as in effect at the time the referee is selected pursuant to subsection 2 of this Section 9.11.

              (g) "Subject Documents" shall mean the Loan Documents, any and all
                   -----------------
related documents, instruments and agreements, and any and all extensions, renewals, amendments, substitutions and replacements of any of the foregoing; and "Subject Document" shall mean any one of such Subject Documents.

          (8) Waiver of Right to Trial By Jury.  In connection with an
              --------------------------------
Arbitration or Reference, or any other action or proceeding, the Parties hereby expressly, intentionally and deliberately waive any right they may otherwise have to trial by jury of any Claim.

     9.12 Entire Agreement.  This Agreement with Exhibits and Schedules and the
          ----------------
other Loan Documents embody the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

     9.13 Separability of Provisions.  In case any one or more of the provisions
          --------------------------
contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     9.14 Obligations Several.  The obligation of each Lender hereunder is
          -------------------
several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity.

     9.15 Survival of Certain Agreements.  Notwithstanding anything in this
          ------------------------------
Agreement or implied by law to the contrary, the agreements of the Borrower set forth in Sections 3.6, 3.7, 3.11 and 9.5 and the agreements of the Lenders set forth in Sections 3.9, 8.2, 8.5 and 9.3, and the agreements set forth in Section
9.11 shall survive the payment of the Loans and the Notes and the termination of this Agreement.

     9.16 Execution in Counterparts.  This Agreement may be executed in any
          -------------------------
number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement; signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                    P-COM, INC., a
                                    Delaware corporation


                                    By: Michael J. Sophie
                                       ---------------------------

                                    Title: Chief Financial Officer
                                          ------------------------


                                    Address:
                                    3175 S. Winchester Boulevard
                                    Campbell, California 95008
                                    Telephone: (408) 866-3666
                                    Facsimile: (408) 866-3655
                                    Attention: Michael Sophie

                                    THE AGENT:

                                    UNION BANK OF CALIFORNIA, N.A.

                                    By: /s/ John A. Noble
                                       -------------------------------------
                                        John A. Noble, Vice President


                                    Payment Address:
                                    350 California Street, 10th Floor
                                    San Francisco, California 94104
                                    Telephone: (415) 705-7118
                                    Facsimile: (415) 705-7111
                                    Attention: Cecilia Person

                                    Notice Address:
                                    350 California Street, 10th Floor
                                    San Francisco, California 94104
                                    Telephone: (415) 705-7118
                                    Facsimile: (415) 705-7111
                                    Attention: Cecilia Person

                                    with a copy to:
                                    99 Almaden Boulevard, 2nd Floor
                                    San Jose, California 95113
                                    Telephone: (408) 279-7721
                                    Facsimile: (408) 279-7720
                                    Attention: John A. Noble

 COMMITMENT                         THE LENDERS:

 $25,000,000                        UNION BANK OF CALIFORNIA, N.A.

                                    By: /s/ John A. Noble
                                       -------------------------------------
                                       John A. Noble, Vice President


                                    Payment Address:
                                    350 California Street, 10th Floor
                                    San Francisco, California 94104
                                    Telephone: (415) 705-7118
                                    Facsimile: (415) 705-7111
                                    Attention: Cecilia Person

                                    Notice Address:
                                    350 California Street, 10th Floor
                                    San Francisco, California 94104
                                    Telephone: (415) 705-7118
                                    Facsimile: (415) 705-7111
                                    Attention: Cecilia Person

                                    with a copy to:
                                    99 Almaden Boulevard, 2nd Floor
                                    San Jose, California 95113
                                    Telephone: (408) 279-7721
                                    Facsimile: (408) 279-7720
                                    Attention: John A. Noble


 $25,000,000                        BANK OF AMERICA NATIONAL
                                    TRUST AND SAVINGS ASSOCIATION

                                    By:     Richard Bryson
                                       -------------------------------------

                                    Title:  Managing Director
                                          ----------------------------------

                                    Notice and Payment Address:
                                    555 California Street
                                    San Francisco, California 94104
                                    Telephone: (415) 622-8512
                                    Facsimile: (415) 622-0632
                                    Attention: Richard E. Bryson

                                  EXHIBIT A-1
                                  P-COM, INC.

                           REVOLVING PROMISSORY NOTE
                                                       San Francisco, California
$25,000,000                                                         May 15, 1998



   FOR VALUE RECEIVED, P-Com, Inc., a Delaware corporation (the "Borrower"),
                                                                 --------
promises to pay to the order of Union Bank of California, N.A. (the "Lender")
                                                                     ------
the principal amount of Twenty-Five Million Dollars ($25,000,000) or, if less, the aggregate amount of Revolving Loans (as defined in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the Credit Agreement referred to below outstanding on the Maturity Date (as defined in the Credit Agreement referred to below) on the Maturity Date.

   The Borrower also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement. Notwithstanding any other limitations contained in this Note, Lender does not intend to charge and the Borrower shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law. Any payments in excess of such maximum shall be refunded to the Borrower or credited against principal.

   All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of the Agent described in the Credit Agreement. Until notified of the transfer of this Note, the Borrower shall be entitled to deem the Lender or such person who has been so identified by the transferor in writing to the Borrower as the holder of this Note, as the owner and holder of this Note.

   This Note is referred to in, and is entitled to the benefits of, the Credit Agreement dated as of May 15, 1998 (the "Credit Agreement") among the Borrower,
                                         ----------------
the financial institutions named therein and Union Bank of California, N.A. as Agent. The Credit Agreement, among other things, (i) provides for the making of advances (the "Loans") by the Lender to the Borrower from time to time in an
               -----
aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Loan being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

   The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

   No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

   The Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note. The Borrower hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

   This Note shall be governed by, and construed in accordance with, the laws of the state of California without giving effect to its choice of law doctrine.

   IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the date and the place first above written.


                            P-Com, Inc.


                            By
                              ------------------------------

                            Title
                                 ---------------------------

                                  EXHIBIT A-2
                                  P-COM, INC.

                           REVOLVING PROMISSORY NOTE
                                                       San Francisco, California
$25,000,000                                                         May 15, 1998



   FOR VALUE RECEIVED, P-Com, Inc., a Delaware corporation (the "Borrower"),
                                                                 --------
promises to pay to the order of Bank of America National Trust and Savings Association (the "Lender") the principal amount of Twenty-Five Million Dollars
                  ------
($25,000,000) or, if less, the aggregate amount of Revolving Loans (as defined in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the Credit Agreement referred to below outstanding on the Maturity Date (as defined in the Credit Agreement referred to below) on the Maturity Date.

   The Borrower also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement. Notwithstanding any other limitations contained in this Note, Lender does not intend to charge and the Borrower shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law. Any payments in excess of such maximum shall be refunded to the Borrower or credited against principal.

   All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of the Agent described in the Credit Agreement. Until notified of the transfer of this Note, the Borrower shall be entitled to deem the Lender or such person who has been so identified by the transferor in writing to the Borrower as the holder of this Note, as the owner and holder of this Note.

   This Note is referred to in, and is entitled to the benefits of, the Credit Agreement dated as of May 15, 1998 (the "Credit Agreement") among the Borrower,
                                         ----------------
the financial institutions named therein and Union Bank of California, N.A. as Agent. The Credit Agreement, among other things, (i) provides for the making of advances (the "Loans") by the Lender to the Borrower from time to time in an
               -----
aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Loan being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

   The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

   No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

   The Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note. The Borrower hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

   This Note shall be governed by, and construed in accordance with, the laws of the state of California without giving effect to its choice of law doctrine.

   IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the date and the place first above written.


                                        P-Com, Inc.


                                        By
                                          -----------------------------

                                        Title
                                              -------------------------

                                   EXHIBIT B

                       [FORM OF NOTICE OF REVOLVING LOAN]
                            NOTICE OF REVOLVING LOAN

     Pursuant to that certain Credit Agreement, dated as of May 15, 1998 as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the

"Agreement"; the terms defined therein and not otherwise defined herein being
----------
used herein as therein defined), among P-Com, Inc., a Delaware corporation (the "Borrower"), the financial institutions named on the signature pages thereof
 --------
(each a "Lender" and collectively the "Lenders"), and Union Bank of California,
         ------                        -------
N.A., as Agent for the Lenders (the "Agent"), this represents the Borrower's
                                     -----
request to borrow on _____________, _____ from Lenders, in accordance with their respective pro rata share of the Revolving Commitment, $______________ in Revolving Loans as [Base Rate] [LIBO Rate] Loans. [The Interest Period for LIBO Rate Loans shall be [one] [two] [three] [six] [nine] [twelve] months.]

     The undersigned officers, to the best of their knowledge, and Borrower certify that:

     (i) The representations and warranties contained in the Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof;

     (ii) No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Potential Event of Default;

     (iii)  All Loan Documents are in full force and effect; and

     (iv) There is no pending or threatened action or proceeding against or affecting Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which could reasonably be expected to have a material adverse effect on the business, operations, prospects, properties, assets or condition (financial or otherwise) of Borrower, or on the ability of Borrower to perform, or of any of the Lenders to enforce, the obligations of any of Borrower under the Agreement or the other Loan Documents.

DATED: _____________________            P-Com, Inc.


                                        By
                                          -----------------------------

                                        Title
                                              -------------------------

                                   EXHIBIT C

                  [FORM OF NOTICE OF CONVERSION/CONTINUATION]
                       NOTICE OF CONVERSION/CONTINUATION


     Pursuant to that certain Credit Agreement, dated as of May 15, 1998 as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "Agreement"; the terms defined therein and not otherwise defined herein being
----------
used herein as therein defined), among P-Com, Inc., a Delaware corporation (the "Borrower"), the financial institutions named on the signature pages thereof
 --------
(each a "Lender" and collectively the "Lenders"), and Union Bank of California,
         ------                        -------
N.A., as Agent for the Lenders (the "Agent"), this represents Borrower's request
                                     -----
to [Select A or B with appropriate insertions and deletions: [A: convert $_________ in principal amount of presently outstanding Revolving Loans that are [Base/LIBO] Rate Loans [having an Interest Period that expires on ____________, 199_] to [Base/LIBO] Rate Loans on ____________, 199_. [The initial Interest Period for such LIBO Rate Loans is requested to be a [one] [two] [three] [six] [nine] [twelve] month period.] [B: continue as LIBO Rate Loans $_________ in principal amount of presently outstanding Revolving Loans having an Interest Period that expires on ____________, 199_. The Interest Period for such LIBO Rate Loans commencing on _______________, 199__ is requested to be a [one] [two] [three] [six] [nine] [twelve] month period.]

     [For Conversions to or Continuations of LIBO Rate Loans Only: The undersigned officers, to the best of their knowledge, and Borrower certify that no Event of Default or Potential Event of Default has occurred and is continuing under the Agreement.]



DATED:                                  P-Com, Inc.


                                        By
                                          -----------------------------

                                        Title
                                              -------------------------

                                   EXHIBIT D

                        [FORM OF COMPLIANCE CERTIFICATE]

     1. This Compliance Certificate ("Compliance Certificate") is executed and delivered by P-Com, Inc., a Delaware corporation (the "Borrower") to Union Bank of California, N.A. (the "Agent") pursuant to Section 6.1(a)(iii)(B) of the Credit Agreement dated as of May 15, 1998 among the Borrower, the financial institutions named therein and the Agent. Any terms used herein and not defined herein shall have the meanings defined in the Credit Agreement. This Compliance Certificate covers the Borrower's:

          Fiscal quarter ended _________, 19__
          Fiscal year ended _________, 19__

     2. The following paragraphs set forth calculations in compliance with obligations pursuant to Section 6.2(a), (b), (c), (d), (e), and (h) of the Credit Agreement, as of the end of the fiscal period set forth in paragraph 1 hereof.

     A.   Quick Ratio (Sec. 6.2(a)):
          --------------------------

          (a)  Consolidated Quick Assets               $____________

          (b)  Consolidated Current
               Liabilities                             $____________

          Ratio (a) : (b)                               ____________

          Minimum Permitted Ratio                       1.00 to 1.00


     B.   Leverage Ratio (Sec 6.2(b)):
          ----------------------------

          (a) Consolidated Funded Debt as at the
              end of the most recent fiscal quarter    $____________

          (b)  Consolidated EBITDA for the four
               quarters ending on the last day
               of the most recently ended
               fiscal quarter                          $____________

          Ratio (a) to (b)                              ____________

          Maximum Permitted Ratio                       4.0 to 1.0

     C.   Consolidated Tangible Net Worth (Sec. 6.2(c)):
          ----------------------------------------------

               (a)  $92,000,000

               (b)  plus 75% of Consolidated
                    Net Income (but not loss)
                    for each fiscal quarter
                    of the Borrower commencing
                    with the fiscal quarter
                    ending March 31, 1998               $____________

               (c)  plus 100% of Net Proceeds
                    of any Equity Issuance after
                    December 31, 1997                   $____________

               (d)  minus 100% of additions to
                    goodwill and charges to earnings
                    resulting from permitted
                    Acquisitions                        $____________

          Minimum Required Consolidated
          Tangible Net Worth:
          (a) + (b) + (c) - (d), but in no event
          less than $62,000,000:                        $____________

          Actual Consolidated Tangible
          Net Worth:                                    $____________

     D.   Profitability (Sec 6.2(d)):
          ---------------------------

          1.   (a)  Consolidated Net Income during
                    the most recent fiscal quarter      $____________

               (b)  Consolidated Net Income during
                    the fiscal quarter preceding
                    the most recent fiscal quarter      $____________

               (c)  Consolidated Operating Income
                    during the most recent fiscal
                    quarter                             $____________

               (d)  Consolidated Operating Income
                    during the fiscal quarter
                    preceding the most recent
                    fiscal quarter                      $____________

               Required:    (a) or (b) greater than $0.
               --------
                            (c) or (d) greater than $0.

          2.  (a)  Consolidated Tangible Net Worth
                   as of the end of the fiscal
                   quarter immediately preceding
                   the current fiscal                   $____________


             (b)   Consolidated Net Income during
                   the most recent fiscal quarter
                   (same as 1(a) above)                 $____________

             (c)   Consolidated Operating Income
                   during the most recent fiscal
                   quarter                              $____________
                   (same as 1(c) above)


             Required:  (b) and (c):  No loss
             --------
             greater than 5% of (a).

          3. (a)   Consolidated Net Income during
                   the most recent fiscal year          $____________


             (b)   Consolidated Operating Income
                   during the most recent fiscal
                   year                                 $____________

             Required:   (a) and (b): greater than $0
             --------

     E.      Interest Coverage Ratio (Sec. 6.2(e)):
             --------------------------------------

             (a)    Consolidated EBITDA                 $____________

             (b)    Consolidated Interest Expense       $____________

             Ratio (a) to (b)                            ____________

             Minimum Permitted Ratio                     3.0:1.0

     F.      Dividends (Sec. 6.2(h)):
             ------------------------

             Dividends declared or paid in
             current fiscal year                        $____________

             Permitted:  $0


     3. The undersigned has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the fiscal period covered by this Compliance Certificate. The undersigned does not (either as a result of such review or otherwise) have any knowledge of the existence as of the date of this Compliance Certificate of any condition or event that constitutes an Event of Default or a Potential Event of Default, with the exception set forth below in response to which the Borrower is taking or proposes to take the following actions (if none, so state):


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     4. This Compliance Certificate is executed on _______________, ____ by the Chief Executive Officer or Chief Financial Officer of the Borrower. The undersigned hereby certifies that each and every matter contained herein is derived from the Borrower's books and records and is, to the best knowledge of the undersigned, true and correct.


                                        P-Com, Inc.
                                        a Delaware corporation


                                        By
                                          -----------------------------

                                        Title
                                              -------------------------

                                   EXHIBIT E

                                  PRICING GRID


     The "Applicable Margin" and the "Commitment Fee Rate" shall mean the
          -----------------           -------------------
variable number of percentage points determined in accordance with the grid set forth below, based upon the Borrower's ratio of Consolidated Funded Debt as at the end of each fiscal quarter to Consolidated EBITDA on a rolling four quarter basis, as set forth in Section 6.2(b) (the "Leverage Ratio"), as determined by the Agent with reference to the Borrower's most recently delivered financial statements and Compliance Certificate; provided that from the execution date of
                                       --------
this Agreement until five (5) Business Days after Agent's receipt of the Borrower's financial statements and Compliance Certificate for the fiscal quarter ended June 30, 1998, the Applicable Margin for LIBO Rate Loans, the Applicable Margin for Base Rate Loans, and the Commitment Fee Rate shall be as set forth in Level II, below. Thereafter, the effective date of any change in the Applicable Margin and/or the Commitment Fee Rate shall be five (5) Business Days following Agent's receipt of Borrower's financial statements and Compliance Certificate; provided that if Borrower shall not have timely delivered its
             --------
financial statements and Compliance Certificate in accordance with Section 6.1(a), then commencing five (5) Business Days following the date upon which such financial statements should have been delivered and continuing until such financial statements are actually delivered, it shall be assumed for purposes of determining said rates that Borrower's Leverage Ratio is equal to or greater than 3.00 to 1.00.


------------------------------------------------------------------------
          Ratio of Consolidated
          Funded Debt to                       Applicable   Applicable
          Consolidated                         Margin for   Margin for
          EBITDA on rolling        Commitment  LIBO Rate    Base Rate
Level     four quarter basis       Fee Rate    Loans        Loans
------------------------------------------------------------------------
I.       Equal to or greater         0.25         1.25         0.00
         than 3.00:1.00
------------------------------------------------------------------------
II.      Equal to or greater         0.20         1.125        0.00
         than 2.50:1.00 but less
         than 3.00:1.00
------------------------------------------------------------------------
III.     Equal to or greater         0.20         1.00         0.00
         than 2.00:1.00 but less
         than 2.50:1.00
------------------------------------------------------------------------
IV.      Less than 2.00:1.00         0.175        0.875        0.00
------------------------------------------------------------------------


                                      E-1